As filed with the Securities and Exchange Commission on November 4, 2003

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            DELAWARE                       BSI2000, INC.                      88-0418749
  (State or Other Jurisdiction         (Name of Registrant                  (I.R.S. Employer
of Incorporation or Organization          in Our Charter)                  Identification No.)

                                                                             JACK HARPER
  12600 W. COLFAX AVE., B410                   7372                          BSI2000, INC.
   LAKEWOOD, COLORADO 80215         (Primary Standard Industrial      12600 W. COLFAX AVE., B410
      (303) 231-9095                 Classification Code Number)      LAKEWOOD, COLORADO 80215
 (Address and telephone number                                             (303) 231-9095
 of Principal Executive Offices                                     (Name, address and telephone
and Principal Place of Business)                                    number of agent for service)

                                            Copies to:

      Clayton E. Parker, Esq.                                       Pablo S. Quesada, Esq.
     Kirkpatrick & Lockhart LLP                                   Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000                       201 S. Biscayne Boulevard, Suite 2000
       Miami, Florida 33131                                         Miami, Florida 33131
          (305) 539-3300                                              (305) 539-3300
  Telecopier No.: (305) 358-7095                               Telecopier No.: (305) 358-7095

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                                              CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                                           PROPOSED
                                                                         PROPOSED          MAXIMUM
                                                                          MAXIMUM          AGGREGATE        AMOUNT OF
            TITLE OF EACH CLASS OF             AMOUNT TO BE            OFFERING PRICE      OFFERING       REGISTRATION
         SECURITIES TO BE REGISTERED            REGISTERED              PER SHARE (1)      PRICE (2)          FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share     48,000,000 shares (2)         $0.25          $12,000,000        $970.80
----------------------------------------------------------------------------------------------------------------------
TOTAL                                        48,000,000 shares             $0.25          $12,000,000        $970.80
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used a recent closing bid price for our common stock.

(2) At a recent market price of $0.25 per share, the Company would have to issue 60,606,061 shares of common stock to fully utilize the Equity Line of Credit, however, given that 53,561,102 shares are currently issued and outstanding and only 46,438,898 shares are available for issuance, the Company and Cornell Capital Partners LP have agreed to register a total of 39,839,286 shares for issuance under the Equity Line of Credit. In addition, 6,250,000 shares are being registered for conversion under convertible debentures based on a recent market price of $0.25 per share, and allowing for additional shares for conversion in the event of a decrease in the market price of the common stock. Further, 1,875,000 shares are being registered relating to shares previously issued to Cornell Capital Partners LP in connection with the Equity Line of Credit and 35,714 shares are being registered by a consultant, Newbridge Securities Corporation.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                   Subject to completion, dated November 4, 2003


                                  BSI2000, INC.
                        48,000,000 SHARES OF COMMON STOCK

     This prospectus relates to the sale of up to 48,000,000 shares of BSI's common stock. The selling stockholders are Cornell Capital Partners, LP, which intends to sell up to 47,964,286 shares of common stock and Newbridge Securities Corporation, which intends to sell up to 35,714 shares of common stock. BSI is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. BSI will, however, receive proceeds from the sale of common stock under the Equity Line of Credit which was entered into between BSI and Cornell Capital Partners. All costs associated with this registration will be borne by BSI.

     The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On October 30, 2003, the last reported sale price of our common stock was $0.25 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "BSIO." These prices will fluctuate based on the demand for the shares of common stock.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners will effectively pay BSI 95% of, or a 5% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Cornell Capital Partners has also received 1,875,000 shares of common stock of BSI as a one-time commitment fee. The discount and the one-time commitment fee are underwriting discounts.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

     With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 4, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................4
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS....................................................10
SELLING STOCKHOLDERS..........................................................11
USE OF PROCEEDS...............................................................12
DILUTION......................................................................14
EQUITY LINE OF CREDIT.........................................................15
PLAN OF DISTRIBUTION..........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATION...................19
DESCRIPTION OF BUSINESS.......................................................26
MANAGEMENT....................................................................32
DESCRIPTION OF PROPERTY.......................................................35
LEGAL PROCEEDINGS.............................................................35
PRINCIPAL STOCKHOLDERS........................................................36
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.................................38
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.................................39
DESCRIPTION OF SECURITIES.....................................................43
EXPERTS.......................................................................44
LEGAL MATTERS.................................................................44
HOW TO GET MORE INFORMATION...................................................44
PART II INFORMATION NOT REQUIRED IN PROSPECTUS..............................II-1
EXHIBIT 5.1................................................................5.1-1
EXHIBIT 23.2..............................................................23.2-1
FINANCIAL STATEMENTS.........................................................F-1



--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

OVERVIEW

MERGER

     On March 31, 2003, Knowledge Foundations, Inc., now known as BSI2000, Inc. ("KFI"), closed its reverse triangular merger with BSI2000, Inc., a privately held Colorado corporation. Immediately prior to the closing, KFI spun-off all of its assets and liabilities (except for a $50,000 note payable and related accrued interest of $6,825) to Dr. Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel Vest (directors, officers, and/or principal shareholders of KFI) and certain other KFI shareholders. In connection with the spin-off, 34,105,900 shares of the common stock of KFI surrendered by the parties mentioned above were cancelled. After the spin-off, 5,027,818 shares of KFI remained outstanding.

     In closing the merger transaction, KFI issued 45,122,570 shares of its common stock for all of the outstanding shares of common stock of BSI2000, Inc. Immediately following the closing, KFI changed its name to BSI2000, Inc. and BSI2000, Inc. ( a wholly owned subsidiary of KFI as a result of the merger) changed its name to BSI Operating, Inc.

     As a result of the transactions described above, KFI has divested itself of its business and has acquired the business of BSI2000, Inc. For financial reporting purposes the transactions have been accounted for as a re-capitalization of BSI2000, Inc. Accordingly the net increase in the BSI2000, Inc. outstanding shares of 41,363,488 shares (from 8,786,900 to 50,150,388 shares of common stock) has been reflected in the financial statements as shares issued in the re-capitalization of BSI2000, Inc.

     As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of BSI2000, Inc. have become the historical financial statements of the continuing entity. The historical financial statements of KFI are not presented.

BUSINESS

     BSI2000, Inc. was incorporated in Colorado under the name Unified Data Link, Incorporated in July 1993, and changed its name to Bank Systems 2000, Inc. in April, 1995. The company changed its name to BSI2000, Inc. on May 19, 1995. It has a contract to buy optical cards, card reader heads, and software from LaserCard Systems Corporation, a division of Drexler Technology (Nasdaq "DRXR") under a value added reseller volume pricing agreement. See "CURRENT CONTRACTS--LaserCard Systems." As a value added reseller, BSI develops proprietary hardware and software adapting LaserCard's(R) optical card technology for specific applications. BSI's products are designed as turnkey solutions for identified commercial and governmental card-based information needs. BSI has not had any significant revenue since inception. There is no assurance that BSI will generate significant revenue or earn a profit in the future.

FINANCIAL CONDITION

     We had net losses of $973,635 and $338,679 for the years ended December 31, 2002 and December 31, 2001, respectively. For the six months ended June 30, 2003, we had a net loss of $683,362. As of June 30, 2003, we had cash of $5,844 and current liabilities of $412,833. We do not have sufficient cash or other current assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2002 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception.

     The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI's potential customers are large corporations or governments. Adopting BSI's products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

     In order to fund activities until positive operating cash flow is achieved, management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. The Company anticipates that the capital raised in the transactions described in this registration statement will be sufficient to fund BSI's activities until positive cash flow is achieved. However, no assurances can be given that BSI will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.


ABOUT US

     Our principal office is located at 12600 W. Colfax Ave., B410, Lakewood, Colorado 80215. Our telephone number is (303) 231-9095.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are stockholders of BSI. The selling stockholders consists of Cornell Capital Partners, who intends to sell up to 47,964,286 shares of common stock, 39,839,286 relate to the Equity Line of Credit, 1,875,000 shares issued as a commitment fee under the Equity Line of Credit and 6,250,000 which underlie convertible debentures issued to Cornell Capital Partners, and Newbridge Securities Corporation, who intends to sell up to 35,714 shares of common stock.

     Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $15 million. The amount of each advance is subject to a maximum advance amount of $210,000, and we may not submit any advance within seven trading days of a prior advance. Cornell Capital Partners will pay BSI 99% of, or a 1% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Of each advance made by BSI, Cornell Capital Partners shall retain 4% of each advance. In addition, Cornell Capital Partners received 1,875,000 shares of common stock of BSI as a one-time commitment fee. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

     We have engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Equity Line of Credit. Newbridge Securities Corporation was paid a fee of 35,714 shares of BSI's common stock. Newbridge Securities Corporation is not participating as an underwriter in this offering.


COMMON STOCK OFFERED                         48,000,000 shares by selling
                                             stockholders

OFFERING PRICE                               Market price

COMMON STOCK OUTSTANDING                     53,561,102 shares as of
BEFORE THE OFFERING                          October 31, 2003

USE OF PROCEEDS                              We will not receive any proceeds of
                                             the shares offered by the selling
                                             stockholders. Any proceeds we
                                             receive from the sale of common
                                             stock under the Equity Line of
                                             Credit will be used for general
                                             working capital purposes. See "Use
                                             of Proceeds."

RISK FACTORS                                 The securities offered hereby
                                             involve a high degree of risk and
                                             immediate substantial dilution. See
                                             "Risk Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL       BSIO

---------------

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected financial data of BSI for the years ended December 31, 2002 and 2001 and as of and for the six months ended June 30, 2003 and 2002. The data for the December fiscal years has been derived from the financial statements of BSI, which have been audited by Ehrhardt Keefe Steiner & Hottman, PC, independent certified public auditors, and which are included in this Prospectus. The data as of and for the six months ended June 30, 2003 and 2002 are derived from unaudited financial statements of BSI which include all adjustments, consisting only of normal recurring adjustments and accruals, that BSI considers necessary for a fair presentation of its financial position and results of operations for these periods. Interim operating results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year ended December 31, 2003 or any future period. The following selected financial data of BSI should be read in conjunction with BSI's financial statements and the notes thereto included herein.

                                                                                   Cumulative
                                                                                 from inception
                                         Six months ended    Six months ended      through
                                           June 30, 2003       June 30, 2002     June 30, 2003
                                         ----------------    ----------------    --------------
Income Statement Data:

  Total revenue                          $      5,000        $       --          $     66,290
  Total expenses                         $    688,362        $    367,604        $  4,460,963
                                         ------------        ------------        ------------
  Net loss                               $   (683,362)       $   (367,604)       $ (4,394,673)
                                         ============        ============        ============
  Per Share Data:
  Basic and diluted net loss per share   $      (0.02)       $      (0.06)       $      (1.30)
                                         ============        ============        ============

  Cash dividends paid per share          $       --          $       --          $       --
                                         ============        ============        ============

  Basic and diluted weighted
    average shares outstanding             29,567,626           6,007,558           3,371,501
                                         ============        ============        ============

Balance Sheet Data:
  Current assets                         $    113,517        $        203        $    113,517
  Total assets                           $    189,617        $      6,898        $    189,617
  Current liabilities                    $    412,833        $  1,047,173        $    412,833
  Total liabilities                      $    412,833        $  1,047,173        $    412,833
  Stockholders' equity                   $   (223,216)       $ (1,040,275)       $   (223,216)
  Per Share Data:

  Book value per share at period end     $    (0.0044)       $    (0.1560)       $    (0.0044)
                                         ------------        ------------        ------------



                                                                                        Inception
                                                                                     (July 30, 1993)
                                         For the year ended    For the year ended        through
                                         December 31, 2002     December 31, 2001     December 31, 2002
                                         ------------------    ------------------    -----------------


Income Statement Data:
  Total revenue                            $      9,990          $     18,980          $     61,290
  Total expenses                           $    983,625          $    357,659          $  3,772,601
                                           ------------          ------------          ------------
  Net loss                                 $   (973,635)         $   (338,679)         $ (3,711,311)
  Per Share Data:
  Basic and diluted net loss per share     $      (0.14)         $      (0.09)         $      (1.86)
                                           ============          ============          ============

  Cash dividends paid per share            $       --            $       --            $       --
                                           ============          ============          ============

  Basic and diluted weighted
    average shares outstanding                6,872,849             3,603,837             1,991,222
                                           ============          ============          ============

Balance Sheet Data:
  Current assets                           $    259,998          $     17,094          $    259,998
  Total assets                             $    341,385          $     64,721          $    341,385
  Current liabilities                      $     15,739          $    585,251          $     15,739
  Total liabilities                        $     15,739          $    595,515          $     15,739
  Stockholders' equity                     $    325,646          $   (530,794)         $    325,646
  Per Share Data:

  Book value per share at period end       $       0.04          $      (0.10)         $       0.04
                                           ------------          ------------          ------------

                                  RISK FACTORS

     WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

BSI HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

     Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended December 31, 2002 and 2001, we lost $973,635 and $338,679, respectively. For the six months ended June 30, 2003, we had a net loss of $683,362. Our accumulated deficit was $4,394,673 as at the end of June 30, 2003. Future losses are likely to occur, as we are dependent on spending money to pay for the development and sale of our products. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems.

BSI MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS

     Unless BSI can become profitable with the existing sources of funds it has available and its sales efforts, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FOR OUR FISCAL YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING

     Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2002 and December 31, 2001, which states that the financial statements raise substantial doubt as to BSI's ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, we believe that we may need to obtain approximately $1.5 million in additional debt or equity capital from one or more sources to fund operations for the next 12 months. These funds are expected to be obtained from the sale of securities, including the sale of stock under the equity line of credit.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2003 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

     We had a working capital deficit of $299,316 at June 30, 2003, which means that our current liabilities as of that date exceeded our current assets on June 30, 2003 by $299,316. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2003 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit we may have to raise capital or debt to fund the deficit.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

     Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that BSI will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o    With a price of less than $5.00 per share;

     o    That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

     Our success largely depends on the efforts and abilities of key executives, including Jack Harper, our Chairman and President. The loss of the services of Mr. Harper could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain any key-man life insurance policy on Mr. Harper. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

IF WE FAIL TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS, OUR PRODUCTS COULD BECOME LESS COMPETITIVE OR OBSOLETE

     The market for products, such as ours, is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, intense competition and frequent new product introductions. If we fail to modify or improve our own products in response to changes in technology or industry standards, our products could rapidly become less competitive or obsolete. A portion of our future success will depend, in part, on our ability to:

     o enhance and adapt current software products and develop new products that meet changing customer needs;

     o    successfully advertise and market our products; and

     o influence and respond to emerging industry standards and other technological changes.

     We need to respond to changing technology and industry standards in a reasonably timely and cost-effective manner. We may not be successful in effectively using new technologies, developing or enhancing our products on a timely basis. Our pursuit of necessary technology may require time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that give us a profit margin with which to actively pursue reselling these products. Finally, we may not succeed in adapting various products to new technologies as they emerge.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, THE FOUNDATION OF OUR BUSINESS, WHICH COULD HARM OUR BUSINESS BY MAKING IT EASIER FOR OUR COMPETITORS TO DUPLICATE OUR SERVICES

     We regard certain aspects of our products, processes, services and technology as proprietary. Although we have taken steps to protect them, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

OTHER PARTIES MAY ASSERT THAT OUR TECHNOLOGY INFRINGES ON THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD DIVERT MANAGEMENT TIME AND RESOURCES AND POSSIBLY FORCE US TO REDESIGN OUR TECHNOLOGY

     Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE

     Based on our limited operating history and sales, it is difficult or impossible for us to evaluate our operational and financial performance, or to make accurate predictions about our future performance. While we believe that we have refined our products and sales efforts, there is no assurance that we will be successful or well received by potential customers.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 53,561,102 shares of common stock outstanding as of October 31, 2003, 24,956,482 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 28,604,620 shares of common stock which are held by existing stockholders, including officers and directors, are restricted securities. Some of these shares may be resold under Rule 144.

POSSIBLE LACK OF SUFFICIENT AUTHORIZED SHARES

     There is a possibility that BSI may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the Equity Line of Credit and a proposal may be required to be placed before the shareholders to facilitate an increase in the number of authorized shares within the next several years. For example, at a purchase price of $0.2475 (99% of assumed stock price of $0.25), we would need 60,606,061 shares available to fully utilize the $15 million available under the Equity Line of Credit. Currently we have authorized 100,000,000 million shares of common stock, and as of October 31, 2003, we have 53,561,102 shares outstanding. We also have 6,250,000 shares underlying convertible debentures, leaving approximately 40,000,000 shares available for issuance under the Equity Line of Credit. Accordingly, at the current market price, we would need to authorize approximately 20,000,000 additional shares to fully utilize the Equity Line of Credit. We would have to receive the affirmative vote of a majority of our outstanding shares to approve any increase in authorized shares.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES PURSUANT TO THE CONVERSION OF CONVERTIBLE DEBENTURES AND SHARES ISSUED UNDER THE EQUITY LINE OF CREDIT

     Cornell Capital may convert its convertible debentures into shares of BSI's common stock, at a conversion price which is at a 20% discount to the market price, and Cornell Capital may purchase BSI's shares of common stock under the Equity Line of Credit, which purchase price is effectively at a 5% discount to the market price. The subsequent sale of such shares by Cornell Capital could cause significant downward pressure on the price of BSI's common stock. This is especially the case if the shares being placed into the market exceed the market's demand for the shares of BSI's common stock. As the stock price of BSI's common stock declines, Cornell Capital will be entitled to receive an increasing number of shares under the Equity Line of Credit Agreement and convertible debentures. The sale of such increasing number of shares by Cornell Capital could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

     Further, there is no maximum number of shares BSI might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the Equity Line of Credit and the related convertible debentures, except for the 9.9% limitation on Cornell Capital's ownership interest in BSI at any one time. However, Cornell Capital may acquire a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

     To illustrate the dilution that may result from the purchase of shares under the Equity Line of Credit, assuming an offering price of $0.2475 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.1495 per share. Dilution per share at prices of $0.1856, $0.1238 and $0.0619 per share would be $0.1130, $0.0765 and $0.0399, respectively.

     As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount and to issue upon conversion of the convertible debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

UNDER THE EQUITY LINE OF CREDIT CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

     The common stock to be issued under the Equity Line of Credit will be issued at a 1% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 4% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholders intend to sell in the public market 48,000,000 shares of common stock being registered in this offering. That means that up to 48,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OR CONVERTIBLE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

     In many circumstances the provision of an equity line of credit or convertible debentures for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if BSI has not performed in such a manner to show that the equity funds raised will be used to grow BSI. Such an event could place further downward pressure on the price of common stock.

     Under the terms of our Equity Line of Credit, BSI may request numerous draw downs pursuant to the terms of the equity line. In addition, our outstanding convertible debentures are convertible at a discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of BSI's stock price. Persons engaging in short-sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. Because the debentures are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long-position in the stock.

     If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to BSI.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

     We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $210,000 during any seven trading day period. In addition, based on an assumed offering price of $0.2475, we will only be able to draw $9,860,223, utilizing the 39,839,286 shares being registered for the Equity Line of Credit under this Registration Statement. At our current price of $0.2475, we would need to authorize approximately 20,000,000 additional shares to fully utilize the Equity Line of Credit. We would have to receive the affirmative vote of a majority of our outstanding shares to approve any increase in authorized shares.

THE SEQUENTIAL PURCHASE AND SALE OF MARKET-PRICE BASED SECURITIES IN THE CONTEXT OF A DECLINING MARKET PRICE COULD RESULT IN A CHANGE OF CONTROL.

     In the event of a decline in the market price of BSI's common stock, through the purchase and conversion of shares under the Equity Line of Credit and convertible debentures, the subsequent resale of such shares could result in BSI issuing a sufficient number of shares of common stock registered in this offering, which if held by one or more stockholders working together, could result in a change of control.

WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE EQUITY LINE OF CREDIT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

     In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of BSI, we will be unable to draw down on the Equity Line of Credit. Currently, Cornell Capital has beneficial ownership of 6.34% of our common stock and therefore we would be able to draw down on the Equity Line of Credit so long as Cornell Capital's beneficial ownership remains below 10%. If Cornell Capital Partner's beneficial ownership increases above 9.9%, we would be unable to draw down on the Equity Line of Credit. Because Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the convertible debentures, a possibility exists that Cornell Capital Partners may own more than 9.9% or BSI's outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to BSI. A description of each selling shareholder's relationship to BSI and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                           PERCENTAGE
                                               OF                          PERCENTAGE OF
                                          OUTSTANDING                       OUTSTANDING                       PERCENTAGE
                             SHARES          SHARES       SHARES TO BE     SHARES TO BE                        OF SHARES
                          BENEFICIALLY    BENEFICIALLY      ACQUIRED         ACQUIRED                         BENEFICIALLY
                             OWNED           OWNED          UNDER THE        UNDER THE       SHARES TO BE        OWNED
                             BEFORE          BEFORE        EQUITY LINE      EQUITY LINE      SOLD IN THE         AFTER
  SELLING STOCKHOLDER       OFFERING      OFFERING (1)      OF CREDIT        OF CREDIT         OFFERING        OFFERING(1)
----------------------    ------------    ------------    ------------     -------------     ------------     ------------
                                      SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH BSI2000
Cornell Capital
  Partners, L.P.          3,625,000(2)       6.34%        39,839,286(3)        42.65%        47,964,286(4)         0%
Newbridge Securities
  Corporation                   35,714           *                   --            --               35,714         0%
TOTAL                        3,660,714       6.34%           39,839,286        42.65%           48,000,000         0%
                          ============       =====         ============        ======        =============        ===

----------
*    Less than 1%.

(1) Applicable percentage of ownership is based on 53,561,102 shares of common stock outstanding as of October 31, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of October 31, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 31, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of up to 1,250,000 shares of common stock which may be converted under the convertible debentures at an assumed market price of $0.25, 1,875,000 shares issued to Cornell Capital as a commitment fee in connection with the Equity Line of Credit and 500,000 shares (not being registered in this offering) issued to Cornell Capital in connection with a secured loan made by Cornell Capital to the Company on September 16, 2003.


(3) Represents up to 39,839,286 shares which are being registered for issuance under the Equity Line of Credit.


(4) Represents the shares beneficially owned by Cornell Capital before the offering (less 500,000 shares issued to Cornell Capital on September 16, 2003 and not being registered in this offering), shares being registered for issuance under the Equity Line of Credit, and 5,000,000 additional shares being registered for conversion under the convertible debentures in the event of a decrease in the market price of our common stock.

     The following information contains a description of each selling shareholder's relationship to BSI and how each selling shareholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with BSI, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH BSI

     CORNELL CAPITAL PARTNERS. Cornell Capital Partners is the investor under the Equity Line of Credit and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with BSI. Those transactions are explained below:

     o EQUITY LINE OF CREDIT. On October 31, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $15.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay BSI 99% of, or a 1% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin

          Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 4% of each advance under the Equity Line of Credit. In connection with the Equity Line of Credit, Cornell Capital Partners received 1,875,000 shares of common stock as a one-time commitment fee. We are registering 39,839,286 shares in this offering which may be issued under the Equity Line of Credit.

     o CONVERTIBLE DEBENTURES. On July 7, 2003, Cornell Capital partners purchased $250,000 of convertible debentures from BSI. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem all or a portion of the debentures upon thirty days' notice paying Cornell Capital Partners 120% of the amount redeemed plus accrued interest. BSI is registering in this offering 6,250,000 shares of common stock underlying the convertible debentures.

     There are certain risks related to sales by Cornell Capital Partners, including:

     o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price, the greater number of shares that will be issued to Cornell Capital Partners. This could result in substantial dilution to the interests of other holders of common stock.

     o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

     o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

     NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Equity Line of Credit, Newbridge Securities Corporation received a fee of 35,714 shares of common stock. These shares are being registered in this offering. All investment decisions of Newbridge Securities Corporation are made by its President, Guy Amico.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 99% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. BSI will pay Cornell Capital 4% of each advance as an additional fee.

     Pursuant to the Equity Line of Credit, BSI cannot draw more than $210,000 every seven trading days or more than $15 million over twenty-four months.

     For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus 4% retainage payable to Cornell Capital Partners. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS                                         $   1,000,000   $   7,500,000   $   15,000,000

NET PROCEEDS                                           $     875,000   $   7,115,000   $   14,315,000

NO. OF SHARES ISSUED UNDER THE EQUITY LINE OF CREDIT
AT AN ASSUMED PRICE OF $0.2475                             4,040,404      30,303,030    60,606,061(1)

USE OF PROCEEDS:                                              AMOUNT          AMOUNT           AMOUNT
-----------------------------------------------------------------------------------------------------

New Product Development                                                $   2,500,000   $    2,500,000
Sales and Marketing                                    $     100,000   $     720,000   $    2,500,000
Administrative Expenses, Including Salaries            $     500,000   $   3,000,000   $    7,200,000
Reduction of Accounts Payable                          $     120,000   $     120,000   $      120,000
Accrued Expense                                        $      80,000   $      80,000   $       80,000
General Working Capital                                $      75,000   $     695,000   $    1,915,000
                                                       -------------   -------------   --------------

TOTAL                                                  $     875,000   $   7,115,000   $   14,315,000
                                                       =============   =============   ==============

(1) At our current stock price, BSI has not registered sufficient shares of common stock under this registration statement to obtain the full $15 million available under the Equity Line of Credit. Accordingly, this column would only be applicable if our stock price increased sufficiently so that more proceeds may be obtained under the Equity Line of Credit with the 39,839,286 shares that are being registered under the Equity Line of Credit in the registration statement.

                                    DILUTION

     The net tangible book value of our Company as of June 30, 2003 was $(231,456) or ($0.0043) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.2475 per share which is in the range of the recent share price.

     If we assume that our Company had issued 39,839,286 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.2475 per (i.e., the number of shares registered in this offering under the Equity Line of Credit), less retention fees of $394,408 and offering expenses of $85,000, our net tangible book value as of June 30, 2003 would have been $9,149,358 or $0.0980 per share. Note that at an offering price of $0.2475 per share, BSI would receive gross proceeds $9,860,223, or $5,139,777 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1023 per share and an immediate dilution to new stockholders of $0.1495 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                       $0.2475
Net tangible book value per share before this offering          $(0.0043)
Increase attributable to new investors                          $ 0.1023
                                                                --------
Net tangible book value per share after this offering                         $0.0980
                                                                              -------
Dilution per share to new stockholders                                        $0.1495
                                                                              =======

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                              DILUTION
                                                             PER SHARE
             ASSUMED           NO. OF SHARES TO                TO NEW
         OFFERING PRICE           BE ISSUED                  INVESTORS
         --------------        ----------------              ---------
            $0.2475              39,839,286(1)                0.1495
            $0.1856              39,839,286(1)                0.1130
            $0.1238              39,839,286(1)                0.0765
            $0.0619              39,839,286(1)                0.0399

(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

SUMMARY

     On October 31, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $15.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 99% of, or a 1% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 4% of each advance under the Equity Line of Credit. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Newbridge Securities Corporation received 35,714 shares of our common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

EQUITY LINE OF CREDIT EXPLAINED

     Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence. We are limited however, on our ability to request advances under the Equity Line of Credit based on the number of shares we have registered on this registration statement and potentially the number of shares we have authorized. For example, an assumed offering price of $0.2475 (99% of our assumed stock price), we would be able to draw gross proceeds of $9,860,223 under the Equity Line of Credit utilizing 39,839,286 of the shares being registered. At our current stock price, we would be required to authorize and register additional shares of our common stock to fully utilize the Equity Line of Credit.

     We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $15.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

     The amount of each advance is subject to a maximum amount of $210,000, and we may not submit an advance within seven trading days of a prior advance. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on a recent average stock price of $0.2475, Cornell Capital Partners' beneficial ownership of BSI common stock is 6.34%, and therefore we would be permitted to make draws on the Equity Line of Credit so long as Cornell Capital Partners' beneficial ownership of our common stock was not greater than 9.9%. However, Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the convertible debentures, and therefore a possibility exists that Cornell Capital Partners may own more than 9.9% of BSI's outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit.

     We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that intends to promptly sell any stock received under the Equity Line of Credit.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a purchase price of $0.2475 (99% of our assumed stock price of $0.25 per share), we would issue 39,839,286 shares of common stock to Cornell Capital Partners for gross proceeds of $9,860,226 under the Equity Line of Credit. These shares would represent 42.65% of our outstanding common stock upon issuance. We are registering 39,839,286 shares of common stock for the sale under the Equity Line of Credit. At our current stock price, we would be required to authorize and register additional shares of common stock in order to fully utilize the $15.0 million available under the Equity Line of Credit.

     If our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance or our net proceeds from the advance would decline. This relationship is demonstrated by the following table, which shows the reduction of our net proceeds under the Equity Line of Credit assuming we issue the same number of shares but our recent stock price of $0.2475 per share is discounted by 25%, 50% and 75%.

   Purchase Price                                  $.2475           $.1856           $.1238            $.0619
   No. of Shares:                           39,839,286(1)    39,839,286(1)    39,839,286(1)     39,839,286(1)
   Total Outstanding Before Offering:          53,561,102       53,561,102       53,561,102        53,561,102
   Percent Outstanding (2):                        42.65%           42.65%           42.65%           42.645%
   Gross Proceeds                              $9,860,223       $7,394,172       $4,932,104        $2,466,052

(1) Represents the number of shares of common stock being registered for issuance under the Equity Line of Credit.

(2) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

     Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

     We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Line of Credit, Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. In addition, we issued 35,714 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay us 99% of, or a 1% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 4% of the proceeds received by us under the Equity Line of Credit, and received 1,875,000 shares of BSI common stock as a one-time commitment fee. The 1% discount, the 4% retainage and the one-time commitment fee are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Newbridge Securities Corporation received 35,714 shares of our common stock.

     Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic private equity fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $970.80, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,529.20. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Further, Cornell Capital Partners is contractually prohibited under the Equity Line of Credit Agreement from engaging in any "short sales," as such term is defined by the Securities Exchange Act of 1934. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATION

GENERAL

     The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein. The information contained below includes statements of BSI's or management's beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth in the Introductory Note to this Annual Report under the caption "Forward Looking Statements", which information is incorporated herein by reference.

GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception.

     The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI's potential customers are large corporations or governments. Adopting BSI's products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

     In order to fund activities until positive operating cash flow is achieved, management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. The Company anticipates that the capital raised in the transactions described in this registration statement will be sufficient to fund BSI's activities until positive cash flow is achieved. However, no assurances can be given that BSI will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including but not limited to, those related to inventories, accrued liabilities, and the valuation allowance offsetting deferred income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations include those listed above, as well as our valuation of equity securities used in transactions and for compensation, and our revenue recognition methods for restaurant operations and franchising.

REVENUE RECOGNITION

     The Company recognizes revenue in compliance with SAB 101, "Revenue Recognition in Financial Statements." Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through December 31, 2002, revenues earned represented sales to distributors of demonstration units of the Company's products.

     Transaction based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.

SOFTWARE AND RESEARCH AND DEVELOPMENT COSTS

     Expenditures made for research and development are charged to expense as incurred.

     Costs incurred to date for the development of BSI's products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

FINANCIAL CONDITION

     We had net losses of $973,635 and $338,679 for the years ended December 31, 2002 and December 31, 2001, respectively. For the six months ended June 30, 2003, we had a net loss of $683,362. As of June 30, 2003, we had cash of $5,844 and current liabilities of $412,833. We do not have sufficient cash or other current assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2002 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements and the related notes and the other financial information appearing elsewhere in this report.

COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2003 TO
THE THREE MONTHS ENDED JUNE 30, 2002

OVERALL RESULTS OF OPERATIONS

     For the three months ended June 30, 2003 we incurred an overall loss of ($294,113) or ($.01) per share, which was a material increase from the loss of ($220,887) or ($0.04) per share for the comparable period in the prior year.

REVENUE

     We had revenues of $5,000 during the three months ended June 30, 2003 and no revenues for the comparable period in the prior year.

OPERATING EXPENSES

     Operating expenses for the three months ended June 30, 2003, were $298,770 and represent an increase of $83,616 or nearly a 39% increase in operating expenses of $215,154 for the comparative period ended June 30, 2002.

     The largest component of operating expenses for the periods ended June 30, 2003 and 2002 related to general and administrative expenses. For the period ended June 30, 2003, general and administrative expense were $133,348, an increase of $20,899 or nearly a 19% increase in general and administrative expenses of $112,449 for the comparative period ended June 30, 2002. The general and administrative expenses for the period ended June 30, 2003 relate to salary expense of $38,980, contracted services in the amount of $33,500, $13,787 for employee benefits, office expenses of $22,040 and merger expenses of $3,226, as compared to salary expense of $27,822, contracted services in the amount of $35,872, employee benefits of $9,633 and office expenses of $25,798 for the period ended June 30, 2002.

     BSI further had selling expenses for the three months ended June 30, 2003 of $61,715, as compared to $80,814 for the period ended June 30, 2002. The selling expenses are attributable to salary expense of $15,000, consulting fees of $22,940, travel and entertainment expenses of $11,590 and advertising expenses in the amount of $7,693 as compared to salary expense of $32,632, travel and entertainment expenses of $32,902 and advertising expenses of $14,491 for the comparative period ended June 30, 2002.

     BSI also had research and development expenses of $103,707 for the quarter ended June 30, 2003, as compared to $21,891 for the period ended June 30, 2002, an increase of $81,816. This increase is attributable to salary expense of $77,937, consulting fees of $16,211 and costs of components of $(10,690).

OTHER EXPENSES

     As to the other income (expenses), the Company had interest expenses, after taking into account interest income of $871, of $343 for the quarter ended June 30, 2003, as compared to interest expenses, after taking into account interest income of $17,973, of $5,733 for the comparative period ended June 30, 2002.

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2003 TO
THE SIX MONTHS ENDED JUNE 30, 2002

OVERALL RESULTS OF OPERATIONS

     For the six months ended June 30, 2003 we incurred an overall loss of ($683,362) or ($.02) per share, which was a material increase from the loss of ($367,604) or ($0.06) per share for the comparable period in the prior year.

REVENUE

     We had revenues of $5,000 during the six months ended June 30, 2003 and no revenues for the comparable period in the prior year.

OPERATING EXPENSES

     Operating expenses for the six months ended June 30, 2003, were $688,379 and represent an increase of $341,206 or nearly a 100% increase in operating expenses of $347,173 for the comparative period ended June 30, 2002.

     The largest component of operating expenses for the six month periods ended June 30, 2003 and 2002 related to general and administrative expenses. For the six month period ended June 30, 2003, general and administrative expense were $302,932, an increase of $104,474 or nearly a 53% increase in general and administrative expenses of $198,458 for the comparative period ended June 30, 2002. The general and administrative expenses for the six month period ended June 30, 2003 relate to salary expense of $81,780, contracted services in the amount of $77.,117, $28,586 for employee benefits, office expenses of $47,280 and merger expenses of $43,325, as compared to salary expense of $51,388, contracted services in the amount of $56,027, employee benefits of $15,071 and office expenses of $45,510 for the six month period ended June 30, 2002.

     BSI further had selling expenses for the six months ended June 30, 2003 of $132,936, as compared to $122,574 for the same period ended June 30, 2002. The selling expenses are attributable to salary expense of $33,542, consulting fees of $56,350, travel and entertainment expenses of $34,008 and advertising expenses in the amount of $9,036 as compared to salary expense of $57,275, travel and entertainment expenses of $43,030 and advertising expenses of $21,810 for the comparative period ended June 30, 2002.

     BSI also had research and development expenses of $252,511 for the six month period ended June 30, 2003, as compared to $26,141 for the same period ended June 30, 2002, an increase of $226,370. This increase is attributable to salary expense of $185,307, consulting fees of $50,565 and costs of components of $(7,203).

OTHER EXPENSES

     As to the other income (expenses), the Company had interest income, after taking into account interest expenses of $1,214, of $17 for the six month period ended June 30, 2003, as compared to interest expenses, after taking into account interest income of $17,997, of $20,431 for the comparative period ended June 30, 2002.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2002 TO
THE YEAR ENDED DECEMBER 31, 2001

OVERALL RESULTS OF OPERATIONS

     For the year ended December 31, 2002 we incurred an overall loss of ($973,635) or ($.14) per share, which was a material increase from the loss of ($338,679) or ($0.09) per share for the comparable period in the prior year.

REVENUE

     We had revenues of $9,990 and $18,980 during the one-year periods ended December 31, 2002 and 2001, respectively. Such revenues were from the sale of demonstration units and software development kits to potential distributors of our products.

OPERATING EXPENSES

     Operating expenses for the year ended December 31, 2002, were $1,025,247 and represent an increase of $703,564 or nearly a 320% increase in operating expenses of $321,683 for the comparative period ended December 31, 2001.

     The largest component of operating expenses for the periods ended December 31, 2002 and 2001 related to general and administrative expenses. For the period ended December 31, 2002, general and administrative expense were $502,591, an increase of $328,727 or nearly a 290% increase in general and administrative expenses of $173,864 for the comparative period ended December 31, 2001. This increase is attributable to fees of $65,024 incurred in connection with the proposed merger with Knowledge Foundations, Inc., salary expense of $54,497, payroll taxes and benefits of $14,382 and $21,746, respectively, fees paid for temporary office help of $19,859, consulting fees of $133,500 and increases in other expenses directly related to increased levels of activity.

     BSI further had selling expenses for the year ended December 31, 2002 of $340,507, as compared to $86,605 for the comparative period ended December 31, 2001. The selling expenses are attributable to salary expense of $117,340, consulting fees of $79,478, travel and entertainment expenses of $94,910, advertising expenses of $43,129 and commissions of $5,650, as compared to salary expense of $67,791, travel and entertainment expenses of $18,150 and advertising expenses of $664 for the comparative period ended December 31, 2001.

     BSI had research and development expenses of $132,149 for the year ended December 31, 2002, as compared to $4,266 for the period ended December 31, 2001, an increase of $127,883. This increase is attributable to the costs associated with building additional prototypes of BSI's optical card units. These costs were expenses as incurred.

     BSI also had stock based compensation of $50,000 and $56,948 for the years ended December 31, 2002 and 2001, respectively. Such expenses were the result of paying accrued salaries and bonuses in stock.

OTHER EXPENSES

     As to the other income (expenses), the Company had other income of $41,622 for the year ended December 31, 2002, as compared to other expense of $35,976 for the year ended December 31, 2001. BSI had interest expense of $46,993 and $36,068 for the years ended December 31, 2002 and 2001, respectively. BSI had interest income of $1,075 and $92 for the years ended December 31, 2002 and 2001, respectively. BSI had other income of $87,450 for the year ended December 31, 2002 resulting from settlement of notes and accounts payable at discounts.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 2003, we had cash of $5,844 and current liabilities of $412,833. We do not have sufficient cash or other current assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2002 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

     We have received additional capital of $135,000 from a private lender. Based on our current budget assessment, we believe that we may need to obtain approximately $1.5 million in additional debt or equity capital from one or more sources to fund operations for the next 12 months.

     On July 7, 2003, BSI sold $250,000 convertible debentures to Cornell Capital Partners. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii)

80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed.

     On July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners that was subsequently terminated by the mutual agreement of the parties on October 30, 2003. On October 31, 2003, BSI entered into a new Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4.0% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid to Newbridge Securities Corporation a one-time placement agent fee of 35,714 shares of common stock.

     During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $182,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital at $.25 per share.

     During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share.

     On September 16, 2003, received the net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners, LP. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI's registration statement on From SB-2 is declared effective by the Securities and Exchange Commission. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note and also issued 500,000 shares of its common stock to Cornell Capital Partners LP. as additional consideration in the transaction.

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception. The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI's potential customers are large corporations or governments. Adopting BSI's products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product. In order to fund activities until positive operating cash flow is achieved, Management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. However, no assurances can be given that BSI will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

CAPITAL RESOURCES

     Pursuant to the Equity Line of Credit, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4.0% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid to Newbridge Securities Corporation a one-time placement agent fee of 35,714 shares of common stock.

     We are attempting to register shares of common stock to be issued in connection with the Equity Line of Credit and upon conversion of the debentures. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Pursuant to our Articles of Incorporation, we are authorized to issue up to 100,000,000 shares of common stock, of which 53,561,102 are outstanding. At a recent price of $0.25 per share, we would be required to issue at $0.2475 (99% of $0.25), 60,606,061 shares of common stock in order to fully utilize the $15.0 million available. At our current stock price, we would be required to authorize and register additional shares of our common stock to fully utilize the amount available under the Equity Line of Credit. At our current price of $0.25, we would need to authorize approximately 20,000,000 additional shares to fully utilize the Equity Line of Credit. We would have to receive the affirmative vote of a majority of our outstanding shares to approve any increase in authorized shares. Our inability to obtain such approval would prohibit us from increasing our authorized shares of common stock and from issuing any additional shares under the Equity Line of Credit or to otherwise raise capital from the sale of capital stock.

PLAN OF OPERATIONS

     We will continue to pursue sales of our Employee Tracking System and Access Control and Site Security products to commercial customers. Upon closing of any such sale we expect to increase our staff size by three employees.

     Any award of a major contract would require us to immediately increase the size of our staff to approximately 25 employees and consultants. We currently have seven full time employees and three consultants.

CURRENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The adoption of this statement had no material impact on the Company's financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections." SFAS rescinds FASB No. 4 "Reporting Gains and Losses from Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds SFAS No. 44 "Accounting for Intangible Assets of Motor Carriers" and amends SFAS No. 13, "Accounting for Leases." This statement is effective for fiscal years beginning after May 15, 2002. The adoption of this statement had no material impact on the Company's financial statements.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of this statement had no material impact on the Company's consolidated financial statements.

     In October 2002, the FASB issued SFAS No. 147 "Acquisitions of Certain Financial Institutions". SFAS No. 147 amends FASB Statements No. 72 and 144 and FAB Interpretations No. 9. The adoption of this statement had no material impact on the Company's financial statements.

     In November 2002, the FASB published interpretation No. 45 "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". The Interpretation expands on the accounting guidance of Statements No. 5, 57, and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, that company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this statement had no material impact on the Company's financial statements.

     In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure". This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock-based compensation. In addition, SFAS 148 amends the disclosure provision of SFAS 123 to require more prominent disclosure about the effects of an entity's accounting policy decisions with respect to stock-based employee compensation on reported net income. The effective date for this Statement is for fiscal years ended after December 15, 2002. The adoption of this statement had no material impact on the Company's financial statements.

     In April 2003, FASB issued SFAS No. 149, "Accounting for Derivative Instruments and Hedging Activities," which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The adoption of this standard is not expected to have a material impact on the Company's financial statements.

     In May 2003, FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which is effective for financial instruments entered into or modified after May 31,2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard is not expected to have a material impact on the Company's financial statements.

SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS

     On March 12, 2003, the shareholders of Knowledge Foundations, Inc. approved the spin-off of all of its assets to a group of its shareholders (including its founder, Dr. Richard Ballard) and BSI2000, Inc.'s shareholders approved the merger with Knowledge Foundations, Inc.

                             DESCRIPTION OF BUSINESS

GENERAL

MERGER

     On March 31, 2003, Knowledge Foundations, Inc., now known as BSI2000, Inc. ("KFI"), closed its reverse triangular merger with BSI2000, Inc., a privately held Colorado corporation. Immediately prior to the closing, KFI spun-off all of its assets and liabilities (except for a $50,000 note payable and related accrued interest of $6,825) to Dr. Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel Vest (directors, officers, and/or principal shareholders of KFI) and certain other KFI shareholders. In connection with the spin-off, 34,105,900 shares of the common stock of KFI surrendered by the parties mentioned above were cancelled. After the spin-off, 5,027,818 shares of KFI remained outstanding.

     In closing the merger transaction, KFI issued 45,122,570 shares of its common stock for all of the outstanding shares of common stock of BSI2000, Inc. Immediately following the closing, KFI changed its name to BSI2000, Inc. and BSI2000, Inc. (a wholly owned subsidiary of KFI as a result of the merger) changed its name to BSI Operating, Inc.

     As a result of the transactions described above, KFI has divested itself of its business and has acquired the business of BSI2000, Inc. For financial reporting purposes the transactions have been accounted for as a re-capitalization of BSI2000, Inc. Accordingly the net increase in the BSI2000, Inc. outstanding shares of 41,363,488 shares (from 8,786,900 to 50,150,388 shares of common stock) has been reflected in the financial statements as shares issued in the re-capitalization of BSI2000, Inc.

     As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of BSI2000, Inc. have become the historical financial statements of the continuing entity. The historical financial statements of KFI are not presented.

BUSINESS

     BSI was incorporated under the name Unified Data Link, Incorporated in July 1993, and changed its name to Bank Systems 2000, Inc. in April 1995. The company changed its name to BSI2000, Inc. on May 19, 1995. It has a contract to buy optical cards, card reader heads, and software from LaserCard Systems Corporation, a division of Drexler Technology (Nasdaq "DRXR") under a value added reseller volume pricing agreement. See "CURRENT CONTRACTS--LaserCard Systems." BSI has developed and markets proprietary applications of optical card technology, using the LaserCard products.

     BSI's management believes that government agencies and companies in many industries have interest in developing new identification systems and end user data management techniques that integrate carried data that can be updated on site. For example, BSI management has presented the BSI technology to the U.S. INS, the new Transportation Security Administration, the U. S. Maritime Administration, the United States Coast Guard, several port authorities, and others that have expressed interest. In addition, BSI management has presented the technology to commercial companies with the result that teaming and strategic alliance agreements have resulted with three.

     BSI has developed technology that integrates special hardware and proprietary, patent-pending software, to provide turnkey optical card systems for the national identification and other card markets. It develops software applications for commercial and government customers. It expects to sell secure encrypted optical cards for distribution to customers' end users (employees, patients, immigrants, etc.), as well as reading/writing transaction processing units that confirm the card carrier's identity with biometrics and allow updating of the information on the card, as well as providing a complete audit trail of the use of the card. Each optical card system is developed specifically for the customer's needs. Categories of development for prospective customers include government agencies, industrial companies, and health care providers.

     The cards are designed to securely store identification data (name, address, photograph, fingerprint, etc.), and other information desired by the customer (for example, pension or health and medical data, police records, or border crossing and employment dates) in an updateable digital form. Optical cards are essential due to their extreme high data capacity (equivalent to 1,500 typewritten pages); reliability and high security; their ability to have data partitioned to separate physical secure areas on the card; and ease of use and updating.

     The plastic cards (about the same size as routine credit cards) are produced by the end user to a customer employee at a transaction station (in a hospital, at a border crossing, etc.). The cards are first "read" at the station: User identification is visually confirmed by display of a color photograph (stored in the card) on the monitor, and digitally confirmed by comparing the user's fingerprint (also stored in the card) to the optical reading of the user's finger print at the station. Then, the station reads extensive data from the card, and new information can be added with a computer keyboard. The units run on AC current and are about the size of a shoebox. In contrast to "smart card" systems in which the card reader usually runs off a personal computer, all the optical card unit's computing power is contained in the unit; the unit cannot be used for any other purpose, and usually is much easier to operate than smart card systems, which require a reader unit and a personal computer (not just the keyboard). Also, the card data is personal to the carrier. The station manager cannot store or copy the card identification or any other data, because the system is inherently off-line (no on-line communications with a personal or main frame computer are needed to access the card).

     Other biometric verification procedures include digital signature recognition and hand scanners.

     In June 2002, BSI signed an exclusive contract to sell transaction processing units for use in a foreign country in partnership with Titan Secure Systems, a division of Titan Corporation. In May, 2000, BSI signed an exclusive contract with Drug Intervention Services of America, Inc. ("DISA") giving DISA and its agents the exclusive right to market and sell our products worldwide into the drug and alcohol testing market. See "CURRENT CONTRACTS."

     Optical cards provide about 1,000 times the memory, 30 times as fast update speed, and far more security and reliability than smart chip cards. Optical cards can store thousands of transaction records, account balances, audit trails, medical and insurance information, digital photographs, and personal databases. Any information that can be stored in a computer can be recorded and managed on an optical card.

     CURRENT PRODUCTS. BSI has developed three related products, each with biometric verification procedures:

     SECURUS 2000 ACCESS CONTROL AND SITE SECURITY. This product is designed to meet the most demanding security needs. Any number of these units can be linked together over an integrated and crypto-secure local network to cover any number of doors and buildings in a site. The entire system may be linked over the internet to a remote control site. Each security officer has an administrative card to monitor and enable specific actions of controlling personnel.

     DISA 2000 EMPLOYEE TRACKING SYSTEM. Developed for the compliance industry, this product tracks gate entries/exits, drug and alcohol testing status, medical and training records, and other status values. All information mandated by federal or state laws, or company policies, is stored on the card, with the data backed up at DISA's headquarters.

     CIVILITAS 2000 GOVERNMENT ID. The Civilitas (Latin for citizen) card is for government issue, to record identification data, and allows up to 16 separate government programs to be tracked and monitored on a single card, including border crossings, medical records, social pension eligibility and cash transfers, medical records, police records, etc. Each partition has its own crypto key. Border crossings also may be monitored and flagged by advanced heuristic software techniques to automatically flag suspicious events for closer inspection by personnel. Six units of a slightly modified version of Civilitas 2000 (the modified version is named SEGABA 2000) were sold to the INS.

     TECHNICAL INFORMATION. BSI's systems use the optical cards to provide automatic fingerprint and signature verification, and photographic confirmation, to prevent card use by unauthorized person. The data is safe and secure, in contrast to smart chip cards which can be unstable due to static electricity and magnetic fields such as used in airport security.

     The optical cards may be partitioned into separate physical areas, each used for a different program: Basic identification information may be stored in a common area; pension payments data in another; medical and health in another (itself partitioned for sensitive information such as psychiatric, HIV/AIDS, etc.). Each partitioned data area is protected by its own security system.

     Permanent data storage capacity on the card allows a complete audit trail to be maintained for all transactions. Such audit mechanisms are mandatory in order to reconstruct events after fraudulent use or system malfunction. Laws in many countries require such mechanisms to be in place.

     The large card capacity means that if the end user wishes, almost all sensitive information (such as digital fingerprints) can reside only on the card and not in a central database, an important feature to gain citizen acceptance of identification cards.

     BSI's systems all use a specific variation or application of the standard BSI developed transaction software and hardware protocol (named the "ToolKit 2000"). The ROM-resident real-time process control software, that is embedded in the processing unit, consists of a combination of the standard BSI C/C++ coded modules from the following list: Embedded Windows NT multitasking operating system interface; optical drive interface and control; TCP/IP communications control for partially on-line systems; digital I/O module control; external interface control; printer formatting and control; database systems; crypto system; magnetic stripe reader control; barcode scanner control; fingerprint identification and control; signature verification and control; and components. The optical card reader head and related software is purchased from LaserCard Systems Corporation.

     BSI continues to develop (and apply for patent protection covering) software in the area of strong encryption techniques and high-performance data management methods for optical card systems. These methods are required for secure and efficient optical card systems to be safely used in the field. Other patent applications cover the use of the technology.

     The hardware for most applications is fairly straightforward and consists of a metal or plastic shell, internal bracketry, power supply and switching, control button and status LEDs, color LCD screen, single board process control computer, integrated optical card device, sound transducer, thermal printer, and others.

     Devices integrated into BSI systems include fingerprint scanners, signature verification pads, and external door lock controls. The device is about the same size and shape as a shoebox.

     PATENTS. BSI's business model is to contract with much larger companies to develop or expand specific vertical markets for their products and sell our products through them. In this way competitors must evaluate the cost of overtaking the larger partner company which is already dominant in the market - a significant barrier to entry. A primary value of BSI's patents, if awarded, will be to attract larger companies to contract with BSI, and protect their market share as well as protect BSI's technology from copying by its partners and their competitors.

     BSI has applied to the United States Patent & Trademark Office for a patent covering the uses or methods of using certain technology which it has developed, including methods for entering and storing medical records by using bar codes and optical scanning to rapidly update records in less than several minutes; a novel method of recording medical information with automatic analysis of statistical trends of the data by using card-based heuristic software techniques; drug testing, personnel access to controlled areas (for controlling checkout of company or agency tools and equipment), and the use of biometric data (digital fingerprint, signature and photograph) for controlling access. To date the PTO has not issued a patent to the company.

     Additional patent applications are expected to be filed in 2003 as new technology is developed.

     SALES AND MARKETING, AND SOURCES OF REVENUE. BSI's sales and marketing strategy and its plan to create sources of revenue has three primary components:

     1. Contract with a larger company that is dominant in a sector or country (for examples, Drug Test, Inc. for drug testing worldwide, Titan Secure Systems for foreign card project in an undisclosed country; and L.C. Sistemia for Italy's national identification project).

     2. Where possible, negotiate contracts to include ongoing transaction fees which will be earned each time an optical card is used (e.g., $0.02 - $0.06 per use). The contract with L.C. Sistemia does not include a transaction fee, but BSI expects many future contracts to include this provision. Transaction fees are priced in the contract to what the market will bear, and will vary from application to application. Records of the accrued fees accumulate in processing unit and will be transmitted to the company monthly. This data transmission does not include any data from the individual cards.

     3. Negotiate contracts to include the sale of transaction units, optical cards, replacement optical cards, and maintenance fees. The transaction units will be sold through the dominant companies with which we associate. BSI intends to sell the systems with slim margins, because significantly more revenue can be obtained through selling the cards and through transaction fees. In the typical project, as much as 95% of the initial costs comes from the high margin cards. In some instances BSI may sell units at or below cost to access the revenue streams from cards and transactions. BSI will sell unique optical cards directly to customers, which are then distributed to end users. The cost of optical cards is almost always the dominant initial expense for the customer. BSI's systems require BSI2000-supplied cards that must be cryptologically initialized and embossed with our logo. In addition, BSI will sell replacement cards to customers, who are used to replacing cards (like VISA cards) every two years or so. BSI buys the stock cards from LaserCard Systems Corporation. BSI also warrants the transaction units for one year, then charges for maintenance.

CURRENT CONTRACTS

     It is important to note that BSI has not yet delivered product in any significant quantity. However, BSI has received a limited order for its products from an agency of the United States Federal Government and has also put into place various strategic teaming and alliance agreements with substantial external partner companies as follows:

     TITAN CORPORATION. On July 25, 2002, BSI signed a strategic alliance agreement with Titan Secure Systems, a division of Titan Corporation. Titan provides secure information systems, systems support, and products on a global basis and has been awarded a contract for the implementation of a card system for an undisclosed country. Titan wishes to employ BSI's optical card transaction processing units to satisfy the needs of the project.

     During the term of the signed strategic alliance agreement, Titan has the exclusive right to market and employ BSI's transaction processing units into the country for the project. Also during the term of the agreement, Titan will not market into the country any products that perform essentially similar functions as the BSI product without preauthorization of BSI. The agreement will remain in force as long as Titan has an active project in the country.

     Titan will provide BSI with detailed product specifications based upon the needs of the project. BSI will provide pricing to Titan on a per unit basis based upon the resulting specifications. No purchase orders have yet to be received from Titan for transaction processing units.

     L.C. SISTEMIA. On May 7, 2001, BSI signed a strategic alliance agreement with L.C. Sistemia ("LCS," an Italian systems engineering and project management company with offices in Rome). Pursuant to legislation enacted in 2000 to implement a secure national identification card system, the Italian government awarded two contracts. One contract is held by Siemens A.G. (to install and operate card initialization systems, i.e., issuance of secure optical cards for ultimately up to 58,000,000 people). The second contract is held by LCS (to supply the optical cards and card transaction units for use in passport offices, medical clinics, police stations, post offices, and other government offices).

     Until May 7, 2011, BSI has the exclusive right to develop and market the transaction units into Italy through LCS, as required to satisfy LCS' contract with the Italian government. LCS has agreed not to design, market or sell any other company's optical card transaction units to the Italian government. The price for the units will be BSI's actual direct cost plus 25%. Development costs and changes in products will be borne by BSI. BSI will be paid an additional amount equal to a one percent royalty on all amounts paid for optical cards sold into Italy by LaserCard Systems Corporation, and this royalty will be paid to BSI by LaserCard Systems Corporation. As of the date of this filing, BSI has not received an initial order for transaction processing units or an estimate of the amount of the initial order or the timing thereof.

     BSI has the right to terminate the agreement with LCS if sales into Italy are less than target levels.

     BSI has developed the Civilitas 2000 national identification card system, which will be used in the LCS portion of the encryption and data programming of cards for the Italian government system. BSI retains all rights to this technology, and intends to market similar systems to other governments in the future.

     DRUG INTERVENTION SERVICES OF AMERICA, INC. On May 4, 2000 BSI signed a five year strategic alliance agreement with Drug Intervention Services of America, Inc., based in Houston, Texas, to develop and market worldwide a family of drug and alcohol testing optical card products (the "DISA 2000"). DISA develops and administers federal, state, and company drug and alcohol testing programs. Under the agreement, DISA has the exclusive right to market and sell BSI products into the following segments: mandated government, company and contractor drug and alcohol testing (including U.S. Dept. of Transportation regulated personnel on federal highways, pipelines, airlines, coast guard, railroads and nuclear plants); site access and control for the petroleum and chemical industries; administration of worker's compensation for DISA customers in these industries; and other segments. DISA's customers include Texaco, BP, Shell and others, and BSI is working with DISA to develop card systems for DISA's customers.

     The DISA 2000 product will be purchased by DISA from BSI, at a discount from DISA's resale price to customers, but BSI's selling price to DISA never will be less than BSI's cost plus a reasonable markup. DISA will sell its customers cards, transaction processing units, and software. BSI has the right to change its minimum price from time to time, which would be effective not less than 60 days after notice to DISA.

     The agreement also provides BSI will receive a transaction fee for each use by a DISA customer. DISA will pay BSI a percentage of the transaction fees it collects from the DISA customers.

     As of the date of this filing, DISA has purchased seven units for demonstration purposes.

     LASERCARD SYSTEMS. BSI signed a one year agreement with LaserCard Systems Corporation on April 28, 2000 (renewed on June 3, 2003 for a term expiring in June 4, 2004) to purchase optical cards, optical card drives and readers, software and other items. LaserCard has the right to sell its products to other resellers and end users. To date, BSI has bought a limited amount of products from LaserCard but will rely upon this vendor for cards and parts to satisfy orders received in the future.

COMPETITION

     BSI has two sources of competition: The most serious competition comes from chip cards which are plastic credit card sized cards that contain embedded computer chips. Chip cards address markets where only very small amounts of low-value data is manipulated (e.g., telephone cards). Applications that require larger amounts of data manipulation (e.g., medical cards) or higher security (e.g. Bank Cards) are better served by optical cards with their larger memory (1,000x), greater speed (30x for writing in data), and more robust reliability (impervious to static electricity and other environmental damage). However, most consumers are familiar with chip cards but not with optical cards.

     The other source of competition is tactical. BSI is aware of only one other company (Zerco Systems, Inc.), a small company which markets embedded optical card systems of any form. It believes it will compete effectively against Zerco; Zerco sells to end users (to our knowledge, only in the United States), in contrast to BSI's strategy of selling to larger companies like L.C. Sistemia and DISA, on a worldwide basis. Also, to BSI's knowledge, Zerco has no competing patents filed or awarded.

MANUFACTURING, SUPPORT AND FACILITIES

     BSI outsources hardware manufacturing to one or more contract assembly houses on a turn-key basis; the manufacturer manages all parts purchasing, inventory control, quality control, fabrication and assembly, testing, as well as burn-in operations.

     Fully tested and finished hardware products will be shipped to BSI's office in Lakewood where the proprietary control and security software is loaded and crypto keys installed. After complete checkout, the finished software and hardware units are packaged, inventoried, and shipped to the end user.

     The primary advantages to this approach include the ability to control inventory on an agile 30-day (or less) schedule; the ability to benefit from the parts purchasing power of a large assembler; and the elimination of direct purchasing and components overhead.

     Except for the card reader drives and heads BSI buys from LaserCard Systems, all purchased electronic components for the products are standard and commercially available from multiple sources. A typical BSI machine has several hundred inventoried components and subassemblies including a number of custom machined pieces.

FACILITIES

     BSI leases 2,800 square feet of space, under lease through January 31, 2003, at $4,231.50 per month plus its share of the building operating expenses (real estate taxes, insurance and utilities). The offices house sales and marketing, software and hardware research and development, as well as manufacturing control, limited inventory, and other administrative tasks.

                                   MANAGEMENT

     As of October 31, 2003, the directors and executive officers of BSI, their age, positions in BSI, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

NAME OF DIRECTOR/
  EXECUTIVE OFFICER          AGE    POSITION                   PERIOD SERVED(1)
-----------------------      ---    ----------------------     ----------------------
Jack Harper                  51     Chairman and President     1995 to date
Richard A. Kirk              70     Director and Secretary     1995 to date
Adrian Bernard Ciazza        70     Director and Treasurer     July 15, 2003 to date
Fritz Keefner                66     Director                   July 2, 1998 to date
Vincent Fulginiti, M.D.      71     Director                   May 7, 2001 to date
Marshall Kaplan              67     Director                   June 6, 2000 to date

     (1) Period served includes the period served in same capacity with BSI2000, Inc., a private Colorado corporation.

     There are no family relationships between or among the directors, executive officers or any other person. None of BSI's directors or executive officers is a director of any company that files reports with the SEC. None of BSI's directors have been involved in legal proceedings.

     BSI's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. BSI's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

     JACK HARPER: PRESIDENT AND CHAIRMAN OF THE BOARD (age 50). Mr. Harper has been President and Chairman of the Board of BSI2000, Inc. since late 1995. Previously, from 1989 until 1994, Mr. Harper was President of Technology Fusion, Inc., a company that specialized in low-cost add-in video hardware products for the Apple Macintosh. Mr. Harper received an MBA from the University of Denver in 2000, having completed all studies therefore in 1992; in 1975, Mr. Harper received a B.S. Electrical Engineering and a B.A. Mathematics with a Minor in Russian Language from the University of Houston (1975).

     RICHARD A. KIRK: SECRETARY AND DIRECTOR (age 70). Mr. Kirk has been a director of BSI2000, Inc. since August 1995 and acting secretary since July 1999. He was Chairman of the Board of Access Long Distance, a long distance provider which was sold in 2001. Mr. Kirk worked for United Bank of Denver/Norwest Bank/Wells Fargo from 1958 through 1990, ultimately serving as Chairman, President and Chief Executive Officer. In 1986, Mr. Kirk was elected Vice Chairman of the United Banks of Colorado, Inc. (now Wells Fargo). In 1992, he retired from the Norwest Bank Denver but continues as chairman emeritus and serves on its Advisory Board. He is a graduate of the Haverford College; the Advanced Management Program of the Harvard Business School; and the Stonier Graduate School of Banking at Rutgers University. Mr. Kirk serves on boards of several nonprofit institutions and is an appointed Commissioner of the Denver Water Board.

     ADRIAN BERNARD CIAZZA. TREASURER AND DIRECTOR (age 70). Mr. Ciazza became a director of BSI2000, Inc. in July 2003. He is the Treasurer of Arapahoe County of Colorado which position he has held this position since 1995. He manages approximately $900 million for the County and also serves as Chairman of the Board of Directors of the $135 million pension fund of the County. From 1965 through 1987, Mr. Ciazza was an American diplomat and serviced in Europe, Africa, the near East and Central Asia. He was employed as a public relations counselor and financial advisor from 1987 through 1994. A graduate of George Washington University, he holds a B.A. in Finance from the GWU School of Business and Professional Management. He served in both the U.S. Navy and the U.S. Army and belongs to several veterans' organizations and the Lions Club of Denver.

     FRITZ KEEFNER: DIRECTOR (age 66). Mr. Keefner has served as a director of BSI2000, Inc. since January 1998. Mr. Keefner served from July 1997 to April 2000 as the principal of Peak Asset Management, L.L.C., a Louisville, Colorado registered investment advisory company that manages in excess of $40-million of assets. In 1986, Mr. Keefner founded and continues to serve as the president of Vencap Resources, Inc., a private investment company that engages in seed-level financing and private placements for early stage technology companies. Mr. Keefner received a B.A. Sociology and Psychology from State University of Iowa.

     VINCENT FULGINITI, M.D.: DIRECTOR (age 71). Dr. Fulginiti has served as a director of BSI2000, Inc. since August 1996. He was, between 1993-1998, Chancellor of the University of Colorado Health Sciences Center in Denver. In addition, Dr. Fulginiti is Chairman of the University of Colorado Hospital Authority Board of Directors and is also a Professor of Pediatrics at the Health Sciences Center. Dr. Fulginiti was Dean of the Tulane University School of Medicine (1989-1993); Vice Dean of the University of Arizona College of Medicine (1985-1989); and Chief of Pediatrics at University Hospital (1971-1985). Dr. Fulginiti is certified by the American Board of Pediatrics (1962) and is a Fellow of the American Academy of Pediatrics (1966). Dr. Fulginiti received his A.B. from Temple University in Philadelphia (1953); his M.D. (Pediatrics) from Temple University Medical School (1957); and his M.S. from Temple University
(1961).

     MARSHALL KAPLAN: DIRECTOR (age 67). Mr. Kaplan has served as a director of BSI2000, Inc. since September 1995. He is Executive Director of the Institute for Policy Research and Implementation at the University of Colorado in Denver. He provides policy guidance to the Institute's several centers and programs: The International Center for Administration and Policy; the Center for Public Private Sector Cooperation; the Center for the Improvement of Public Management; the Center for Human Investment Policy; the Norwest Public Policy Research Program; and the University of Denver/Colorado University Consortium on Health Ethics and Policy. Through its centers and programs, the Institute helps public, non-profit, community, and private sector leaders translate policy studies into effective action programs. Through the International Center at the Institute, Mr. Kaplan has initiated the Aspen Global Forums, between key government and business leaders from the United States, Russia, and Mexico, currently twice each year with each nation. Prior to becoming head of the Institute, Mr. Kaplan was Dean of the University of Colorado's Graduate School of Public Affairs.

SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require BSI2000's officers and directors, and persons who beneficially own more than ten percent of a registered class of BSI2000's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish BSI with copies.

     Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, BSI believes that, during the last fiscal year, the officers, directors and greater than ten-percent beneficial owners of BSI failed to timely comply with the Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal year ended December 31, 2002, 2001 and 2000 certain information regarding the compensation earned by BSI's President (the "Named Executive Officer"), with respect to services rendered by him to BSI. No other officer of BSI has been paid or earned compensation in excess of $100,000 in any such fiscal year.

                                               SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                               ---------------------------------------     --------------------------------------------
NAME AND PRINCIPAL                                           OTHER          RESTRICTED      UNDERLYING        OTHER
  POSITION             YEAR      SALARY        BONUS      COMPENSATION     STOCK AWARDS       OPTIONS      COMPENSATION
------------------     ----    ----------      -----      ------------     ------------     ----------     ------------
Jack Harper,           2002      $80,000         --            --               --              --              --
Chairman and           2001    $80,000(1)        --            --               --              --              --
President              2000      $80,000         --            --               --              --              --

(1)  Mr. Harper was issued 2,500,000 shares in consideration for $2,500 and the forgiveness of accrued wages.

OPTION GRANTS

     No stock options were granted for the fiscal years ended December 31, 2001 and 2002. No stock appreciation rights were granted to these individuals during any year.

     On October 24, 1996, BSI adopted a Stock Option Plan whereby the Board of Directors can issue both incentive and nonqualified options to directors, employees and consultants. Currently, there are no outstanding stock options issued under the plan.

COMPENSATION OF DIRECTORS

     During the year 2002, BSI did not pay its directors any remuneration.

EMPLOYMENT AGREEMENTS

     BSI presently has an oral employment contract with Jack Harper. The employment agreement provides for an annual salary of $90,000 per year, as well as group life, health, dental and disability insurance. The employment agreement is for an indefinite period, but is terminable at will.

COMMITTEES OF THE BOARD OF DIRECTORS

     Currently, BSI does not have any executive or standing committees of the Board of Directors.

                             DESCRIPTION OF PROPERTY

     BSI leases 2,800 square feet of space at 12600 W. Colfax Ave., B410, Lakewood, Colorado 80215. The lease, which expires on January 31, 2003, provides for rental payments of $4,231.50 per month plus its share of building operating expenses (real estate taxes, insurance and utilities). The offices house sales and marketing, software and hardware research and development as well as manufacturing control, limited inventory and other administrative tasks.


                                LEGAL PROCEEDINGS

     The Company currently has a claim against it by a consultant over consideration with regard to a finder's fee for potential equity financing for Knowledge Foundations, Inc. The Company believes that neither the merit or future outcome of such a claim nor potential damages is readily determinable at this time.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect of the beneficial ownership as of October 31, 2003 for each officer and director of BSI and for each person who is known to BSI to be the beneficial owner of more than 5% of BSI's common stock.

                         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                          AMOUNT AND
                                                                           NATURE OF
                              NAME AND                                    BENEFICIAL       PERCENTAGE OF
TITLE OF CLASS                  ADDRESS OF BENEFICIAL OWNER                OWNERSHIP           CLASS (1)
--------------                ----------------------------------          ----------       -------------
Common                        Jack Harper                                 10,403,102             19.42%
                              12600 West Colfax Ave. Suite B410
                              Lakewood, Colorado 80215
Common                        Richard Kirk                                 4,351,340             8.12%
                              12600 West Colfax Ave. Suite B410
                              Lakewood, Colorado 80215
Common                        Adrian Bernard Ciazza                         704,153              1.32%
                              5657 South Kenton Way
                              Englewood, Colorado 80111
Common                        Dr. Vincent Fulginiti                         82,728               0.16%
                              12600 West Colfax Ave. Suite B410
                              Lakewood, Colorado 80215
Common                        Fritz Keefner                                   --                   --
                              12600 West Colfax Ave. Suite B410
                              Lakewood, Colorado 80215
Common                        Marshall Kaplan                                 --                   --
                              12600 West Colfax Ave. Suite B410
                              Lakewood, Colorado 80215
Common                        Cornell Capital Partners, LP(2)              3,625,000              6.34%
                              101 Hudson Street -Suite 3606
                              Jersey City, NJ 07302
ALL OFFICERS AND DIRECTORS
  AS A GROUP (6) PERSONS                                                  15,641,323             29.20%
----------

*    Less than 1%.
(1) Applicable percentage of ownership is based on 53,561,102 shares of common stock outstanding as of October 31, 2003 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 31, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) All investment decisions of Cornell Capital, LP are made by its general partner Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions of Yorkville Advisors, LLC. As such, Mark Angelo may be deemed the beneficial owner of the shares of common stock owned by Cornell Capital, LP, since he has the power to direct the voting and disposition of such shares. Mr. Angelo, however, specifically disclaims beneficial ownership of all shares held by Cornell Capital, LP.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

     The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2002.

                                                                                                           NUMBER
                                                                    NUMBER                              OF SECURITIES
                                                                OF SECURITIES                        REMAINING AVAILABLE
                                                                 TO BE ISSUED    WEIGHTED-AVERAGE    FOR FUTURE ISSUANCE
                                                                UPON EXERCISE     EXERCISE PRICE         UNDER EQUITY
                                                                OF OUTSTANDING    OF OUTSTANDING      COMPENSATION PLANS
                                                                   OPTIONS,          OPTIONS,        (EXCLUDING SECURITIES
                                                                 WARRANTS AND      WARRANTS AND           REFLECTED
                                                                    RIGHTS            RIGHTS            IN COLUMN (A))
                                                                --------------   ----------------    ---------------------
                                                                     (A)               (B)                    (C)
Equity compensation plans approved by security holders                      --                 --                       --
Equity compensation plans not approved by security holders                  --                 --                       --
                                                                --------------   ----------------    ---------------------
TOTAL                                                                       --                 --                       --
                                                                ==============   ================    =====================

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     STOCK ISSUED TO AN OFFICER AND EMPLOYEE. On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, president and director, for $2,500.00 ($0.001 per share) and forgiveness of $59,643 accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert B. Lumen for $212.05 ($0.001 per share). When these shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees.

     LOANS BY DIRECTOR. From March 30, 2000 through December 31, 2001, Richard
A. Kirk, director of BSI, had loaned $259,000 to BSI, all with annual interest at 10% (accrued interest at March 31, 2002 was $19,935). Of the total debt, $64,000 plus interest is currently due, and $195,000 is due when BSI has received cumulative funding of $3,000,000. In December 2002, BSI issued 301,104 restricted shares of common stock to Mr. Kirk, for his cancellation of $301,104 of debt (principal and all interest) owed to him by BSI.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     BSI's common stock currently trades on the Over-The-Counter Bulletin Board ("OTC:BB") under the trading symbol "BSIO".

     The following table sets forth the average high and low bid prices for the common stock for each calendar quarter and subsequent interim period since January 1, 2001, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                                               BID PRICES
                                                         ---------------------
                                                          HIGH            LOW
                                                          ----            ---

          2001
          First Quarter                                   2.375          .5000
          Second Quarter                                  1.000          .5625
          Third Quarter                                   .9000          .6500
          Fourth Quarter                                  .6500          .3600

          2002
          First Quarter                                  1.0600          .3600
          Second Quarter                                 2.4500          .7000
          Third Quarter                                  1.8500          .8200
          Fourth Quarter                                 1.1500          .2600

          2003
          First Quarter                                   .6200          .1000
          Second Quarter                                  .5800          .2600
          Third Quarter (Through September 17, 2003)      .4800          .2400

     BSI presently is authorized to issue 100,000,000 shares of Common Stock with $ 0.001 par value. As of October 31, 2003, there were 53,561,102 shares of common stock issued and outstanding.

     BSI is authorized to issue 20,000,000 shares of $0.001 par value preferred stock, none of which is outstanding. The preferred stock is undesignated and may not be designated or issued by the Board of Directors absent prior stockholder approval.

DIVIDENDS

     BSI has not declared or paid cash dividends on its Common Stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors and will depend upon, among other factors, on BSI's operations, its capital requirements, and its overall financial condition.

SALES OF UNREGISTERED SECURITIES

     In the four years ended December 31, 2002 and from January 1, 2003 through September 30, 2003, BSI has sold shares of common stock and warrants to purchase shares of common stock in negotiated transactions or private offerings. All of the securities were sold as restricted securities under the 1933 Act. Except as set forth below, no commissions or other compensation was paid to anyone in connection with these sales of securities.

Jan. 1, 2002 -           On October 31, 2003, BSI entered into an Equity Line of
to October 31, 2003      Credit Agreement with Cornell Capital Partners, L.P.
                         Under the Equity Line of Credit agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million.
                         Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange
                         Commission and the registration statement is declared effective and will continue for two years thereafter.
                         The purchase price for the shares will be equal to 99% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital
                         Partners received 1,875,000 shares of common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge Securities Corporation a one-time placement agent fee of 35,714 shares of common stock.


                         During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $182,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital at $.25 per share.


                         During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share.


                         On September 16, 2003, received the net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners, LP. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI's registration statement on From SB-2 is declared effective by the Securities and Exchange Commission. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note and also issued 500,000 shares of its common stock to Cornell Capital Partners LP. as additional consideration in the transaction.


                         On July 7, 2003, BSI sold $250,000 of convertible debentures to Cornell Capital Partners, L.P. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed.


                         On July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. that was subsequently terminated by mutual agreement of the parties on October 30, 2003.


                         (December 2002-February 2003) 1,072,386 shares at $1.00
                         for $771,282 cash and $301,104 cancellation of debt (total $1,020,886) were issued to eleven accredited and twenty non-accredited investors. The non-accredited investors are sophisticated. These sales were exempt from SEC registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.


                         (November 2002) 80,000 shares at $0.625 for $50,000
                         were issued to eight employees as stock bonuses. No consideration was paid for these shares.

                         (July 2002) 800,000 shares at $0.625 were issued to Pursuit Capital, an accredited investor, in consideration of Pursuit's forgiving the $500,000 principal amount of the loan owed to Pursuit by BSI. This transaction was exempt under section 4(2) of the 1933 Act.

                         (June-July 2002) 529,191 shares at $0.625 for
                         $330,744.50 to 14 accredited investors and five nonaccredited investors. The nonaccredited investors are sophisticated. These sales were exempt from SEC registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

                         (July 2002) 300,000 shares to two individuals, Bernie Ciazza and John Sloan (150,000 shares each) for introducing BSI to investors. Mr. Ciazza and Mr. Sloan are non-accredited sophisticated investors. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements. This transaction was exempt from SEC registration because it was made in a private transaction under Rule 506 of Regulation D.

                         (February 2002) warrants to purchase 800,000 shares of common stock exercisable at $0.625 per share, issued to Pursuit Capital LLC, in a negotiated transaction exempt under section 4(2) of the Securities Act of 1933. The warrants were issued in exchange for Pursuit's $500,000 loan to BSI. Pursuit is an accredited investor.

                         (January 2002) 500,000 shares to a business consultant (D. David Breen) as a signing bonus for entering into his consulting agreement with BSI. The consultant is a non-accredited sophisticated investor. All information required to be delivered to non-accredited investors concerning BSI was delivered to this person. These shares were issued under the exemption from SEC registration provided by Section 4(2) of the 1933 Act.

Jan. 1, 2001 -           (January-August 2001) 46,600 shares at $0.625 for
Dec. 31, 2001            $29,125 to two accredited investors and two
                         nonaccredited sophisticated investors. These sales were exempt from SEC registration because they were made in a private offering under Rule 504 of Regulation D.

                         (September 2001) 2,500,000 shares to Jack Harper in payment of $59,643 accrued wages (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") in a negotiated transaction exempt under section 4(2) of the Securities Act of 1933; and 212,045 shares to an employee for $212.50 cash. Mr. Harper is accredited because he was and remains an executive officer and director of BSI. The employee had access to all material information about BSI, and is a sophisticated investor.

Jan. 1, 2000 -           195,369 shares at $0.625 for $122,106 to six accredited
Dec. 31, 2000            and four nonaccredited sophisticated investors. These
                         sales were exempt from SEC registration because they were made in a private offering under Rule 504 of Regulation D..

Jan. 1, 1999 -           583,767 shares at $0.625 for $364,854 to 12 accredited
Dec. 31, 1999            and 16 nonaccredited sophisticated investors. These
                         sales were exempt from SEC registration because they were made in a private offering under Rule 504 of Regulation D.

     With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding BSI so as to make an informed investment decision. More specifically, BSI had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in BSI2000' securities.

                            DESCRIPTION OF SECURITIES

GENERAL

     BSI's authorized capital consists of 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of undesignated preferred stock. At October 31, 2003, there were 53,561,102 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to BSI's capital stock.

COMMON STOCK

     Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Subject to the declaration and payment of dividends upon any preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled and after the provision for any sinking or purchase fund or funds for any series of any preferred stock has been complied with, the board of directors may declared and pay dividends on the common stock, payable in cash or other consideration, out of the funds legally available therefore. It is BSI's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

     BSI is authorized to issue 20,000,000 shares of preferred stock, none of which is outstanding. The preferred stock is undesignated. The Board of Directors does not have the right to set forth the rights, designations, preferences or other terms of the preferred stock. Such rights and preferences must be authorized by the stockholders in accordance with Delaware law.

CONVERTIBLE DEBENTURES

     BSI has outstanding convertible debentures, which were issued in the original principal amount of $250,000. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed.

TRANSFER AGENT

     The Transfer Agent for the common stock is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

LIMITATION OF LIABILITY:  INDEMNIFICATION

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of BSI from and against certain claims arising from or related to future acts or omissions as a director or officer of BSI. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of BSI pursuant to the foregoing, or otherwise, BSI has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK

     The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of BSI that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with BSI's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

     The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.


                                     EXPERTS

     The consolidated financial statements for the years ended December 31, 2002 and December 31, 2001 included herein, and incorporated by reference in the Registration Statement, have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the financial information for the periods ended June 30, 2003 and 2002, the independent certified public accountants have not audited this information and do not express an opinion or any other form of assurance on the financial information.


                                  LEGAL MATTERS

     Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.


                           HOW TO GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2003

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page


Consolidated Financial Statements

     Consolidated Balance Sheets                                             F-1

     Consolidated Statements of Operations                                   F-2

     Consolidated Statement of Changes in Stockholders' Equity               F-3

     Consolidated Statements of Cash Flows                                   F-4

Notes to Consolidated Financial Statements                                   F-6

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                                                            June 30,      December 31,
                                                                             2003            2002
                                                                          -----------     ------------
                                                                          (unaudited)
                                     ASSETS


Current assets
   Cash and cash equivalents                                              $    5,844      $  228,617
   Note receivable - shareholders                                             56,825            --
   Inventories                                                                49,996          27,124
   Other current assets                                                          852           4,257
                                                                          ----------      ----------
        Total current assets                                                 113,517         259,998
                                                                          ----------      ----------

Non-current assets
   Property and equipment, net                                                63,628          68,915
   Intangible assets                                                           8,240           8,240
   Other long-term assets                                                      4,232           4,232
                                                                          ----------      ----------
        Total non-current assets                                              76,100          81,387
                                                                          ----------      ----------

Total assets                                                              $  189,617      $  341,385
                                                                          ==========      ==========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
   Accounts payable                                                       $  119,602      $    9,247
   Accrued liabilities                                                        80,656           6,492
   Advances from shareholders                                                155,000            --
   Notes payable                                                              57,575            --
                                                                          ----------      ----------
        Total current liabilities                                            412,833          15,739
                                                                          ----------      ----------

Commitments and contingencies

Stockholders' equity (deficit)
   Preferred stock, $.001 par value, 20,000,000 shares authorized, no
    shares issued and outstanding                                               --              --
   Common stock, $.001 par value, 100,000,000 shares authorized,
    50,150,388 shares issued and outstanding                                  50,150       4,036,957
   Additional paid-in capital                                              4,121,307            --
   Accumulated deficit                                                    (4,394,673)     (3,711,311)
                                                                          ----------      ----------
        Total stockholders' equity (deficit)                                (223,216)        325,646
                                                                          ----------      ----------

Total liabilities and stockholders' equity (deficit)                      $ 189,617       $  341,385
                                                                          ==========      ==========

                 See notes to consolidated financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                        For the Period
                                                                                                         from July 30,
                                         For the Six Months Ended      For the Three Months Ended            1993
                                                 June 30,                        June 30,                 (Inception)
                                       ----------------------------    ------------------------------      through
                                            2003            2002            2003            2002        June 30, 2002
                                       ------------    ------------    -------------    ------------    -------------
                                        (unaudited)     (unaudited)     (unaudited)      (unaudited)     (unaudited)

Revenues                               $      5,000    $         --    $       5,000    $         --    $     66,290
                                       ------------    ------------    -------------    ------------    ------------

Operating expenses
   Selling expenses                         132,936         122,574           61,715          80,814         896,811
   General and administrative               302,932         198,458          133,348         112,449       2,127,104
   Stock-based compensation expense              --              --               --              --         253,741
   Research and development                 252,511          26,141          103,707          21,891       1,166,795
                                       ------------    ------------    -------------    ------------    ------------
     Total operating expenses               688,379         347,173          298,770         215,154       4,444,451
                                       ------------    ------------    -------------    ------------    ------------
Other income (expense)
   Interest expense                          (1,214)        (38,428)          (1,214)        (23,706)       (122,427)
   Interest income                            1,231          17,997              871          17,973          22,639
   Other expense                                 --              --               --              --          83,276
                                       ------------    ------------    -------------    ------------    ------------
     Total other income (expense)                17         (20,431)            (343)         (5,733)        (16,512)
                                       ------------    ------------    -------------    ------------    ------------
Net loss                               $   (683,362)   $   (367,604)   $    (294,113)   $   (220,887)   $ (4,394,673)
                                       ============    ============    =============    ============    ============
Basic and diluted weighted average
 common shares outstanding               29,567,626       6,007,558       50,150,388       6,042,711       3,371,501
                                       ============    ============    =============    ============    ============

Basic and diluted loss per
common share                           $      (0.02)   $      (0.06)   $       (0.01)   $      (0.04)   $      (1.30)
                                       ============    ============    =============    ============    ============


                 See notes to consolidated financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)


                                                                                      Accumulated
                                         Common Stock                                Deficit During          Total
                                  -------------------------         Additional       the Development      Stockholders'
                                   Shares          Amount        Paid-in Capital          Stage          Equity (Deficit)
                                 ----------     -----------      ---------------     ---------------     ----------------

Balance - December 31, 2002       8,652,400     $ 4,036,957      $            --     $  (3,711,311)       $     325,646
Stock issued for cash               134,500         134,500                   --                --              134,500
Issuance of stock in
  connection with reverse
  acquisition                    41,363,488      (4,121,307)           4,121,307                --                   --
Net loss                                 --              --                   --          (683,362)            (683,362)
                                 ----------     -----------      ---------------     -------------        -------------
Balance - June 30, 2003          50,150,388     $    50,150      $     4,121,307     $  (4,394,673)       $    (223,216)
                                 ==========     ===========      ===============     =============        =============





                 See notes to consolidated financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                               For the Period
                                                                                                from July 30,
                                                               Six Months Ended June 30,     1993 (Inception)
                                                             -----------------------------        through
                                                                 2003             2002         June 30, 2003
                                                             ------------     ------------   ----------------
                                                              (unaudited)      (unaudited)      (unaudited)

Cash flows from operating activities
   Net loss                                                  $  (683,362)     $  (367,604)     $ (4,394,673)
                                                             -----------      -----------      ------------
   Adjustments to reconcile net loss to net cash used in
operating activities
     Depreciation expense                                         14,481            8,721            91,514
     Gain on forgiveness of debt                                    --            (10,312)          (65,485)
     Stock based compensation                                       --                500           253,741
     Changes in assets and liabilities
       Inventories                                               (22,872)            --             (49,996)
       Other current assets                                         --                488              (852)
       Other long-term assets                                       --              4,856            (4,232)
       Accounts payable                                          110,355          (14,775)          173,665
       Accrued liabilities                                        78,319           (6,916)          134,205
                                                             -----------      -----------      ------------
                                                                 180,283          (17,438)          532,560
                                                             -----------      -----------      ------------
         Net cash used in operating activities                  (503,079)        (385,042)       (3,862,113)
                                                             -----------      -----------      ------------

Cash flows from investing activities
   Redemption of certificates of deposit                            --               --              35,000
   Purchase of certificate of deposit                               --               --             (35,000)
   Purchase of fixed assets                                       (9,194)         (13,895)         (106,788)
   Patent application                                               --               --              (8,240)
                                                             -----------      -----------      ------------
         Net cash used in investing activities                    (9,194)         (13,895)         (115,028)
                                                             -----------      -----------      ------------

Cash flows from financing activities
   Proceeds from issuance of common stock                        134,500          210,075         3,026,841
   Repayment on long-term debt                                      --            (18,173)          (81,516)
   Proceeds from long-term debt                                     --            500,000           919,500
   Repayment on capital lease obligations                           --               --             (37,590)
   Proceeds from short-term debt                                 155,000             --             155,750
                                                             -----------      -----------      ------------
         Net cash provided by financing activities               289,500          691,902         3,982,985
                                                             -----------      -----------      ------------

Net (decrease) increase in cash and cash equivalents            (222,773)         292,965             5,844

Cash and cash equivalents - beginning of period                  228,617            7,712              --
                                                             -----------      -----------      ------------

Cash and cash equivalents - end of period                    $     5,844      $   300,677      $  -   5,844
                                                             ===========      ===========      ============


(Continued on following page.)

                 See notes to consolidated financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

(Continued from previous page.)

Supplemental disclosure of cash flow information:

     The Company did not pay cash for interest expense or income taxes during the years ended December 31, 2002 or 2001 or during the six-month period ended June 30, 2003 or 2002 (unaudited). Cash paid for interest expense from Inception (July 30, 1993) through June 30, 2003 was $68,164.

Supplemental disclosure of non-cash activity:

     During the three-month period ending March 31, 2003, the Company entered into a merger agreement, which has been accounted for as a reverse acquisition. No assets were acquired and no liabilities were assumed as a result of the merger other then described below. As a result of the merger, there has been an increase of 41,363,488 shares of common stock outstanding in the surviving company.

     During the three month period ended March 31, 2003, the Company assumed an existing liability of KFI of $56,825 which will be funded through a note receivable from shareholders of the Company.

     During the six month period ended June 30, 2002 (unaudited), the Company repaid a note with cash of $1,938 and the issuance of 13,322 shares of common stock valued at $8,326. Two additional notes were repaid with $16,235 cash and the remaining $10,312 was forgiven by the lenders.



                 See notes to consolidated financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

BSI 2000, Inc., (the Company), was formed on July 30, 1993. The Company is a value-added reseller ("VAR") of LaserCard's(R) optical cards and optical card readers. As a VAR, the Company develops proprietary hardware and software adapting LaserCard's(R) optical card technology for specific applications. The Company's products are designed as turnkey solutions for identified commercial and governmental card-based information needs.

The Company is a development stage company that has not had any significant revenue since inception. There is no assurance that the Company will generate significant revenue or earn a profit in the future.

PRINCIPLES OF CONSOLIDATION
---------------------------

The accompanying consolidated financial statements include the accounts of BSI 2000, Inc. and its subsidiary, BSI Operating, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

GOING CONCERN
-------------

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has experienced losses since inception (July 30, 1993).

The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and long sales lead times. Lack of capital has prevented the Company from quickly developing and aggressively marketing its products. In addition, most of the Company's potential customers are large corporations or governments. Adopting the Company's products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

The Company has made advances in the sales process with several potentially large customers. In order to fund activities until positive operating cash flow is achieved, the Company has implemented the plan described below.

During the first quarter of 2003, the Company merged with a small public company. The transaction has been treated as a reverse acquisition with the Company as the accounting acquirer. The Company has become a wholly owned subsidiary of the public company, the Company's shareholders have become the majority shareholders of the public company, and the public company has changed its name to "BSI2000, Inc."

The Company plans to offer additional shares of the public company's common stock to investors in a private placement of up to $15,000,000.

The Company expects that the capital raised in the transactions described above will be sufficient to fund the Company's activities until positive operating cash flow is achieved.

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------


CASH AND CASH EQUIVALENTS
-------------------------

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

INVENTORIES
-----------

Inventory consists of raw materials and is stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of 5 years. Leasehold improvements are amortized over a 5 1/2 year period.

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

The Company recognizes revenue in compliance with SAB 101, "Revenue Recognition in Financial Statements." Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through June 30, 2003, revenues earned represented sales to distributors of demonstration units of the Company's products.

Transaction based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.

INTANGIBLE ASSETS
-----------------

Intangibles include trademarks and patents, which are recorded at cost. These patents are awaiting approval from the U.S. Patent office. Once accepted, the Company will begin amortization over the life of the patent.

ADVERTISING COSTS
-----------------

The Company expenses advertising costs as incurred.

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

SOFTWARE AND RESEARCH AND DEVELOPMENT COSTS
-------------------------------------------

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of the Company's products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

BASIC AND DILUTED EARNINGS PER COMMON SHARE
-------------------------------------------

In accordance with FAS 128, basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The adoption of this statement had no material impact on the Company's financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections." SFAS rescinds FASB No. 4 "Reporting Gains and Losses from Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds SFAS No. 44 "Accounting for Intangible Assets of Motor Carriers" and amends SFAS No. 13, "Accounting for Leases." This statement is effective for fiscal years beginning after May 15, 2002. The adoption of this statement had no material impact on the Company's financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of this statement had no material impact on the Company's consolidated financial statements.

In October 2002, the FASB issued SFAS No. 147 "Acquisitions of Certain Financial Institutions". SFAS No. 147 amends FASB Statements No. 72 and 144 and FAB Interpretations No. 9. The adoption of this statement had no material impact on the Company's financial statements.

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)
-----------------------------------------------------

In November 2002, the FASB published interpretation No. 45 "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". The Interpretation expands on the accounting guidance of Statements No. 5, 57, and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, that company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this statement had no material impact on the Company's financial statements.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure". This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock-based compensation. In addition, SFAS 148 amends the disclosure provision of SFAS 123 to require more prominent disclosure about the effects of an entity's accounting policy decisions with respect to stock-based employee compensation on reported net income. The effective date for this Statement is for fiscal years ended after December 15, 2002. The adoption of this statement had no material impact on the Company's financial statements.

UNAUDITED INTERIM FINANCIAL INFORMATION
---------------------------------------

The accompanying financial statements for the three-month and six-month periods ended June 30, 2003 and 2002 are unaudited but include all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair statement of the operating results and cash flows for the periods presented.

NOTE 2 - REVERSE ACQUISITION
----------------------------

On March 31, 2003 the reverse triangular merger between the Company and Knowledge Foundation, Inc. closed. As a result of the closing BSI2000, Inc. became a 100% owned subsidiary of Knowledge Foundations, Inc. Also as result of the closing Knowledge Foundations, Inc.'s name changed to BSI2000, Inc. ("new BSI") and BSI2000, Inc.'s name changed to BSI Operating, Corp. ("old BSI").

Immediately prior to the closing all of Knowledge Foundation, Inc.'s assets and all but $56,825 of its liabilities (see below) were spun-off to certain of its shareholders in exchange for 34,105,900 shares of common stock, which were then canceled. After the spin-off 5,027,818 shares of Knowledge Foundations, Inc. common stock ("new BSI stock") remained outstanding.

Knowledge Foundations, Inc. ("new BSI") acquired BSI2000, Inc. ("old BSI") by issuing 45,122,570 of its common shares ("new BSI stock") to shareholders of BSI2000, Inc. ("old BSI") in exchange for 100% of the outstanding 8,786,900 common shares of BSI2000, Inc. ("old BSI stock").

For financial reporting purposes the transaction has been accounted for as a re-capitalization of the Company. Accordingly the net increase in the outstanding shares of 41,363,488 resulting from the above transactions has been reflected in the financial statements as shares issued in connection with the re-capitalization of the Company. In recording the re-capitalization transaction $4,121,307 has been reclassified from common stock to additional paid in capital.

As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of the Company, and only the historical financial statements of the Company, have become the historical financial statements of the continuing entity. Historical financial statements of Knowledge Foundation, Inc. are not presented.

The terms of the merger agreement between the Company and Knowledge Foundations, Inc. provided that the liabilities of Knowledge Foundation, Inc. at the closing would not exceed $15,000. However, at the closing Knowledge Foundations, Inc. had a note payable and accrued interest outstanding in the amount of $56,825. In order to off set this liability certain shareholders of Knowledge Foundations. Inc. executed a note payable to the Company in the amount of $56,825. The Knowledge Foundation, Inc. note and accrued interest have been recorded as a reduction of additional paid in capital. The note receivable from the Knowledge Foundation, Inc. shareholders has been recorded as an increase to additional paid in capital.

NOTE 3-SUBSEQUENT EVENTS
------------------------

On July 7, 2003, BSI sold $250,000 convertible debentures to Cornell Capital Partners. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed.

During the period July 18, 2003 through September 30, 2003, BSI received proceeds of $250,000 from the sale of 1,000,000 shares of its common stock in a private placement at $.25 per share.

On September 16, 2003, received the net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners, LP. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI's registration statement on From SB-2 is declared effective by the Securities and Exchange Commission. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note and also issued 500,000 shares of its common stock to Cornell Capital Partners LP. as additional consideration in the transaction.

On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4.0% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation., a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid a one-time placement agent fee of 35,714 shares of common stock.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT
                                DECEMBER 31, 2002

                                TABLE OF CONTENTS
                                -----------------


Independent Auditors' Report                                              F-13

  Financial Statements                                                    F-11

  Balance Sheet                                                           F-14

  Statements of Operations                                                F-15

  Statement of Changes in Stockholders' Equity (Deficit)                  F-16

  Statements of Cash Flows                                                F-17

Notes to Financial Statements                                             F-19

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
BSI 2000, Inc.
Denver, Colorado

     We have audited the accompanying balance sheet of BSI 2000, Inc. (A Development Stage Company) (the Company) as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001 and for the cumulative period from Inception (July 30, 1993) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BSI 2000, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 and for the cumulative period from Inception (July 30, 1993) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced circumstances which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/Ehrhardt Keefe Steiner & Hottman PC
--------------------------------------
Ehrhardt Keefe Steiner & Hottman PC
January 24, 2003
Denver, Colorado

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2002

                                     ASSETS


Current assets
  Cash and cash equivalents                                    $   228,617
  Inventories                                                       27,124
  Other current assets                                               4,257
                                                               -----------

    Total current assets                                           259,998

Property and equipment, net                                         68,915
Intangible assets                                                    8,240
Other long-term assets                                               4,232
                                                               -----------

  Total assets                                                 $   341,385
                                                               ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                             $     9,247
  Accrued liabilities                                                6,492
                                                               -----------

    Total current liabilities                                       15,739
                                                               -----------

Commitments and contingencies

Stockholders' equity
  Common stock, no par value, 11,000,000 shares
    authorized, 8,652,400 shares issued and outstanding          4,036,957
  Accumulated deficit                                           (3,711,311)
                                                               -----------

    Total stockholders' equity                                     325,646
                                                               -----------

Total liabilities and stockholders' equity                     $   341,385
                                                               ===========


                       See notes to financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                Inception
                                                For the Years Ended          (July 30, 1993)
                                                     December 31,                through
                                            ----------------------------       December 31,
                                               2002              2001              2002
                                            -----------      -----------     ---------------

Revenues                                    $     9,990      $    18,980      $    61,290
                                            -----------      -----------      -----------

Operating expenses
  Selling expenses                              340,507           86,605          763,875
  General and administrative                    502,591          173,864        1,824,172
  Stock based compensation expense               50,000           56,948          253,741
  Research and development                      132,149            4,266          914,284
                                            -----------      -----------      -----------

    Total operating expenses                  1,025,247          321,683        3,756,072
                                            -----------      -----------      -----------

Other income (expense)
  Interest expense                              (46,993)         (36,068)        (121,213)
  Interest income                                 1,075               92           21,408
  Other                                          87,540             --             83,276
                                            -----------      -----------      -----------

    Total other income (expense)                 41,622          (35,976)         (16,529)
                                            -----------      -----------      -----------

Net loss                                    $  (973,635)     $  (338,679)     $(3,711,311)
                                            ===========      ===========      ===========

Basic and diluted weighted average
  common shares outstanding                   6,872,849        3,603,837        1,991,222
                                            ===========      ===========      ===========

Basic and diluted loss per common share     $     (0.14)     $     (0.09)     $     (1.86)
                                            ===========      ===========      ===========



                       See notes to financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
             FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR
         THE PERIOD FROM INCEPTION (JULY 30, 1993) TO DECEMBER 31, 2002

                                                                                           Accumulated
                                                                                         Deficit During
                                                                  Common Stock                 the             Total
                                                           -------------------------      Development       Stockholders'
                                                            Shares          Amount           Stage             Equity
                                                           ---------     -----------     --------------     -------------
Balance at Inception - July 30, 1993,                           --       $      --       $      --          $      --
Stock issued to founders for cash during the period
  ended December 31, 1993                                     19,580          85,000            --               85,000
Stock issued for cash during the year ended December
  31, 1993                                                     2,701          57,500            --               57,500
Stock issued to founders for services during the
  period ended December 31, 1993                              33,812         146,793            --              146,793
Stock issued for cash during the year ended December
  31, 1994                                                    12,904          65,000            --               65,000
Stock issued for cash during the year ended December
  31, 1995                                                   224,672         118,763            --              118,763
Stock issued for cash during the year ended December
  31, 1996                                                   616,989         227,872            --              227,872
Stock issued for cash during the year ended December
  31, 1997                                                   225,766         144,612            --              144,612
Stock issued for cash during the year ended December
  31, 1998                                                   831,118         788,309            --              788,309
Stock issued for cash during the year ended December
  31, 1999                                                   583,767         364,854            --              364,854
Stock issued for cash during the year ended December
  31, 2000                                                   195,369         122,106            --              122,106
Net loss from Inception                                         --              --        (2,398,997)        (2,398,997)
                                                           ---------     -----------     -----------        -----------

Balance - December 31, 2000                                2,746,678       2,120,809      (2,398,997)          (278,188)
Stock issued for cash                                         46,600          29,125            --               29,125
Stock issued to officer for services                       2,500,000          56,736            --               56,736
Stock issued for services to an employee                     212,045             212            --                  212
Net income                                                      --              --          (338,679)          (338,679)
                                                           ---------     -----------     -----------        -----------

Balance - December 31, 2001                                5,505,323       2,206,882      (2,737,676)          (530,794)
Stock issued for debt conversion                           1,159,426         865,375            --              865,375
Stock issued for cash                                      1,082,651         889,200            --              889,200
Stock issued for services to finders of private
  placement offering in June 2002 at $.01 per share,
  net of expense                                             300,000            --              --                 --
Stock issued for services                                     25,000          25,500            --               25,500
Stock based compensation expense                             580,000          50,000            --               50,000
Net loss                                                        --              --          (973,635)          (973,635)
                                                           ---------     -----------     -----------        -----------

Balance - December 31, 2002                                8,652,400     $ 4,036,957     $(3,711,311)       $   325,646
                                                           =========     ===========     ===========        ===========


                       See notes to financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                              Inception
                                                               For the Years Ended         (July 30, 1993)
                                                                   December 31,                  to
                                                          -----------------------------      December 31,
                                                               2002            2001             2002
                                                          ------------     ------------    ---------------

Cash flows from operating activities
  Net loss                                                $  (973,635)     $  (338,679)     $ (3,711,311)
                                                          -----------      -----------      ------------
  Adjustments to reconcile
    net loss to net cash used in operating activities
      Depreciation expense                                     20,256           16,614            77,003
      Gain on forgiveness of debt                             (65,485)            --             (65,485)
      Stock based compensation                                 50,000           56,948           253,741
  Changes in assets and liabilities
      Inventories                                             (27,124)            --             (27,124)
      Other current assets                                      5,125           (2,499)           (4,257)
      Other long-term assets                                    4,856           (4,231)           (4,232)
      Accounts payable                                        (26,447)           5,453            63,310
      Accrued liabilities                                     (78,969)          53,841            60,041
                                                          -----------      -----------      ------------

                                                             (117,788)         126,126           353,027
                                                          -----------      -----------      ------------

        Net cash used in operating activities              (1,091,423)        (212,553)       (3,358,284)
                                                          -----------      -----------      ------------

Cash flows from investing activities
  Redemption of certificates of deposit                          --               --              35,000
  Purchase of certificate of deposit                             --               --             (35,000)
  Purchase of fixed assets                                    (52,792)            --             (97,594)
  Patent application                                           (6,080)            --              (8,240)
                                                          -----------      -----------      ------------

    Net cash used in investing activities                     (58,872)            --            (105,834)
                                                          -----------      -----------      ------------

Cash flows from financing activities
  Proceeds from issuance of common stock                      889,200           29,125         2,892,341
  Repayment on long-term debt                                 (63,000)          (4,222)          (81,516)
  Proceeds from long-term debt                                545,000          184,000           919,500
  Repayment on capital lease obligation                          --               --             (37,590)
                                                          -----------      -----------      ------------

    Net cash provided by financing activities               1,371,200          208,903         3,692,735
                                                          -----------      -----------      ------------

Net increase (decrease) in cash and cash equivalents          220,905           (3,650)          228,617

Cash and cash equivalents - beginning of year                   7,712           11,362              --
                                                          -----------      -----------      ------------

Cash and cash equivalents - end of year                   $   228,617      $     7,712       $   228,617
                                                          ===========      ===========       ===========

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)

Supplemental disclosure of cash flow information:

Cash paid for interest during the years ended December 31, 2002 and 2001 was $41,349 and $0, respectively. Cash paid for interest expense from Inception (July 30, 1993) through December 31, 2002 was $68,164.

Supplemental disclosure of non-cash activity:

During the year ended December 31, 2002, the Company converted $812,326 of notes payable and $53,049 of accrued interest into 1,159,426 shares of common stock.

During the year ended December 31, 2002, the Company converted $25,500 of accounts payable and accrued liabilities into 25,000 shares of common stock.

During the year ended December 31, 2001, the Company converted accrued wages totaling $56,736 into 2,500,000 shares of common stock.

During the year ended December 31, 1999, the Company converted $29,063 from accounts payable to notes payable.

In September 1998, the Company obtained fixed assets totaling $37,590 through a capital lease. In addition, the Company financed leasehold improvements in the amount of $16,000 through a note payable.


                       See notes to financial statements.

                                 BSI 2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

BSI 2000, Inc., (the Company), was formed on July 30, 1993. The Company is a value-added reseller ("VAR") of LaserCard's(R)optical cards and optical card readers. As a VAR, the Company develops proprietary hardware and software adapting LaserCard's(R)optical card technology for specific applications. The Company's products are designed as turnkey solutions for identified commercial and governmental card-based information needs.

The Company is a development stage company that has not had any significant revenue since inception. There is no assurance that the Company will generate significant revenue or earn a profit in the future.


CASH AND CASH EQUIVALENTS
-------------------------

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.


INVENTORIES
-----------

Inventories consist of raw materials and are stated at the lower of cost or market, using the first-in, first-out method (FIFO).


PROPERTY AND EQUIPMENT
----------------------

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of 5 years. Leasehold improvements are amortized over a 5 1/2 year period.


USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


REVENUE RECOGNITION
-------------------

The Company recognizes revenue in compliance with SAB 101, "Revenue Recognition in Financial Statements." Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through December 31, 2002, revenues earned represented sales to distributors of demonstration units of the Company's products.

Transaction based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.


INTANGIBLE ASSETS
-----------------

Intangibles include trademarks and patents which are recorded at cost. These patents are awaiting approval from the U.S. Patent office. Once accepted, the Company will begin amortization over the life of the patent.


ADVERTISING COSTS
-----------------

The Company expenses advertising costs as incurred.

SOFTWARE AND RESEARCH AND DEVELOPMENT COSTS
-------------------------------------------

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of the Company's products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or otherwise Marketed."


BASIC AND DILUTED EARNINGS PER COMMON SHARE
-------------------------------------------

In accordance with FAS 128, basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In July 2001, the FASB issued SFAS Nos. 141 and 142 " Business Combinations " and " Goodwill and other Intangible Assets". Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. Statement 142 is effective for financial statement dates beginning after December 15, 2001. Management does not anticipate that this statement will have an impact on the financial statements of the Company.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company believes the adoption of this statement will have no material impact on it financial statements.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure". This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock-based compensation. In addition, SFAS 148 amends the disclosure provision of SFAS 123 to require more prominent disclosure about the effects of an entity's accounting policy decisions with respect to stock-based employee compensation on reported net income. The effective date for this Statement is for fiscal years ended after December 15, 2002. The Company does not expect the adoption of this statement to have a material effect on the Company's financial statements.


NOTE 2 - GOING CONCERN
----------------------

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has experienced losses since inception (July 30, 1993) through December 31, 2002 of $3,711,311. The Company has working capital of $244,259 and stockholder's equity of $325,646 as of December 31, 2002 and used cash of $1,091,423 in its 2002 operations.

The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and long sales lead times. Lack of capital has prevented the Company from quickly developing and aggressively marketing its products. In addition, most of the Company's potential customers are large corporations or governments. Adopting the Company's products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

The Company has made advances in the sales process with several potentially large customers. In order to fund activities until positive operating cash flow is achieved, the Company has implemented the plan described below.

During 2002, the Company signed an agreement to merge with a small public company (Note 8). The transaction will be a reverse acquisition with the Company as the accounting acquirer. The Company will become a wholly owned subsidiary of the public company, the Company's shareholders will become the majority shareholders of the public company, and the public company will change its name to "BSI2000, Inc."

Subsequent to closing the merger transaction the Company plans to offer additional shares of the public company's common stock to investors in a private placement of up to $2,500,000.

The Company expects that the capital raised in the transactions described above will be sufficient to fund the Company's activities until positive operating cash flow is achieved.


NOTE 3 - PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consist of the following at December 31, 2002:


               Leasehold improvements                 $   16,399
               Software                                    5,107
               Equipment                                  89,683
               Furniture                                  34,759
                                                      ----------

                                                         145,948

               Less accumulated depreciation             (77,033)
                                                      ----------

                                                      $   68,915
                                                      ==========


NOTE 4 - LONG-TERM DEBT
-----------------------

As of December 31, 2001, the Company had various notes payable totaling $395,811 with interest ranging from 8% to 18%. In the first two quarters of 2002, the Company borrowed an additional $545,000 on a 10% note to fund operations bringing total long-term debt to $940,811. Thereafter during 2002, the Company repaid $63,000 and converted $812,326 into common stock of the Company. The remaining debt of $65,485 which was payable to lenders who did not obtain common stock in the Company was forgiven.


NOTE 5 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

LITIGATION
----------

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

CONSULTING AGREEMENT
--------------------

On January 7, 2002, the Company entered into a consulting agreement for a term of twenty four months. Under the term of the agreement, the Company is obligated to pay a monthly fee of $5,000 for services performed. Beginning the earlier of the seventh month of the engagement or the Company receiving cumulative funding in excess of $1,000,000, the monthly fee will increase to $8,000. The Company also issued the consultants 500,000 shares of common stock.

NOTE 6 - STOCKHOLDERS' EQUITY
-----------------------------

REVERSE STOCK SPLIT
-------------------

On March 10, 1998, the shareholders voted to affect a reverse stock split to bring the then total share count (fully diluted) to 1,750,000 through a split of
68.5 shares to one. All common stock amounts included in these financial statements have been adjusted to reflect the reverse stock split.


STOCK ISSUED TO FOUNDERS
------------------------

During the period from Inception (July 30, 1993) through December 31, 1993, the Company issued shares of common stock to the founders for prior services at $4.34 per share, which was the value similar to the cash sales of stock immediately preceding the issuance.


STOCK ISSUED TO AN OFFICER AND EMPLOYEE
---------------------------------------

On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, president and director, for $2,500 ($0.001 per share) and forgiveness of accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert
B. Lumen for $212 ($0.001 per share). When these shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees.


PRIVATE OFFERINGS
-----------------

During 2002, the Company sold 937,886 and 515,869 shares of common stock in private placement offerings at $1.00 and $.625 per share, respectively. The shares issued under the private placement for $1.00 per share include 371,104 shares issued in satisfaction of long-term debt. For the period from January 1, 2003 through January 24, 2003, the Company sold an additional 83,000 shares for $1.00 per share.


STOCK OPTIONS
-------------

On October 24, 1996, the Company adopted a Stock Option Plan ("the Plan") whereby the Board of Directors can issue both incentive stock options and nonqualified options to directors, employees, consultants for the purpose of rewarding them for their past and future contributions to the growth of the Company. Under the plan, 341,545 shares of the Company's stock are reserved for options to be issued in the future. The purchase price per share of a non-qualified stock option shall not be issued at less than 85% of the fair market value at the date of grant. The purchase price per share of incentive stock options shall not be issued at less than the fair market value at the date of grant. All options issued under this plan terminate after five years. All options issued under this plan were issued at the market price at the date of issuance.

The following table presents the activity for options outstanding:

                                                                     Weighted
                                                 Incentive           Average
                                               Stock Options      Exercise Price
                                               -------------      --------------

Outstanding - December 31, 2000                    414,486         $     0.71
  Granted                                               --                 --
  Forfeited/canceled                                    --                 --
  Exercised                                             --                 --
                                               -----------         -----------

Outstanding - December 31, 2001                    414,486               0.71
  Granted                                               --                 --
  Forfeited/canceled                             (414,486)              (0.71)
  Exercised                                             --                 --
                                               -----------         -----------

Outstanding - December 31, 2002                         --         $       --
                                               ===========         ============

The following table presents the composition of options outstanding and exercisable:

                                             Options Outstanding and Exercisable
                                             -----------------------------------
                                                Number      Price*      Life*
                                               =======    =========     =====
Range of exercise prices:
  $.61-$.63                                    320,986    $     0.62     2.54
  $1.00                                         93,500          1.00     2.24

December 31, 2001                              414,486    $      --      2.47
                                               =======    =========     =====

*Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (as amended by SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure"). Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Corporation's net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

                                                                                    Inception
                                                     For the Years Ended         (July 30, 1993)
                                                        December 31,                through
                                                 ----------------------------      December 1,
                                                     2002            2001             2002
                                                 ------------    ------------     -------------
Net loss - as reported                           $  (973,635)    $  (338,679)     $ (3,711,311)
Net loss - pro forma                             $  (973,635)    $  (338,679)     $ (3,775,548)
Basic loss per common share - as reported        $     (0.14)    $     (0.09)     $      (1.86)
Basic loss per common share - pro forma          $     (0.14)    $     (0.09)     $      (1.86)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: expected life of 5 years, no volatility, risk free rate interest rate of 4.75% and a 0% dividend yield.


WARRANTS
--------

Warrants were issued to investors with certain private offerings. Each warrant entitled the holder to one share of common stock at $.625 per share, terminating five years after the date of issuance or as noted in the warrant certificate. As permitted by the warrant agreements, in the case of a consolidation or merger, the board of directors voted to expedite the expiration date to the day before the merger closing. As a result, as of December 31, 2002, there were no warrants outstanding in connection with private placement offerings.

The following table presents the activity for warrants outstanding:

                                                                     Weighted
                                                   Number of         Average
                                                    Warrants      Exercise Price
                                                    --------      --------------

Outstanding - December 31, 2000                      779,171        $      --
  Issued                                              46,600             0.63
                                                    --------        ---------

Outstanding - December 31, 2001                      825,771        $    0.63
  Forfeited/canceled                                (825,771)           (0.63)
                                                    --------        ---------

Outstanding - December 31, 2002                           --        $      --
                                                    ========        =========

NOTE 7 - LOSS PER SHARE
-----------------------

The following table sets forth the computation for basic and diluted earnings per share:

                                                                          Inception
                                                                       (July 30, 1993)
                                                                           through
                                                       December 31,      December 31,     December 31,
                                                           2002              2001             2002
                                                       ------------    ---------------   --------------

Numerator for basic earnings per share                 $  (973,635)      $  (338,679)    $  (3,711,311)
                                                       ===========       ===========     =============

Numerator for diluted income per common share          $  (973,635)      $  (338,679)    $  (3,711,311)
                                                       ===========       ===========     =============

Denominator for basic earnings per share -
  weighted average shares                                 6,872,849         3,603,837        1,991,222
                                                       ===========       ===========     =============

Denominator for diluted earnings per share -
  adjusted weighted average shares                        6,872,849         3,603,837        1,991,222
                                                       ===========       ===========     =============

Diluted income per common share                        $      (0.14)     $      (0.09)   $       (1.86)
                                                       ===========       ===========     =============

Options and warrants exercisable into shares of commons stock were not included in the computation of diluted loss per share because their effect was anti-dilutive. These options and warrants could potentially dilute earnings per share in future periods. Potentially dilutive shares outstanding are as follows:

Year ended December 31, 2001                                                    1,385,169
Year ended December 31, 2000                                                    1,269,186
Cumulative period from inception (July 30, 1993) through December 31, 2001      1,385,169


NOTE 8 - MERGER AGREEMENT
-------------------------

On April 29, 2002, the Company and certain of its major shareholders executed an agreement to merge with a small public company. The public company will divest itself of 100% of its current operations and technology and acquire the Company in a reverse triangular merger. Immediately prior to closing of the merger, 5,027,818 shares of the common stock of the public company will be outstanding.

Shareholders of the Company will be issued, on a pro-rata basis, 45,122,570 shares of the common stock of the public company in exchange for 100% of the outstanding common stock of the Company. Immediately after the closing, 50,150,388 shares of the public company shall be outstanding.

Additional terms of the merger agreement require that the Company's total debt not exceed $225,000 on the closing date.

As a condition of closing, the Company's shareholders will be required to execute agreements, satisfactory to the public company, which limit the Company's shareholders' access to public markets for the resale of their shares.

Closing is also subject to approval by the Company's shareholders, and by the principal shareholders of the public company. If the merger is approved, the public company will transfer existing intellectual property assets to its principal shareholders in exchange for return of most of the stock held by those individuals. The stock received in the exchange will be canceled at closing.

Closing also is subject to the fulfillment of customary representations and warranties by the Company and the public company.

NOTE 9 - SUBSEQUENT EVENT (UNAUDITED)
-------------------------------------

During the period from January 25, 2003 through February 17, 2003, the Company sold 51,500 shares of common stock through a private placement offering for $1.00 per share.

WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR OTHER PERSON TO
PROVIDE ANY INFORMATION OR MAKE
ANY REPRESENTATIONS ABOUT BSI2000,
INC. EXCEPT THE INFORMATION OR
REPRESENTATIONS CONTAINED IN THIS
PROSPECTUS. YOU SHOULD NOT RELY
ON ANY ADDITIONAL INFORMATION OR
REPRESENTATIONS IF MADE.

         -----------------------

This prospectus does not constitute
an offer to sell, or a solicitation                       ----------
of an offer to buy any securities:                        PROSPECTUS
                                                          ----------
   *   except the common stock offered
       by this prospectus;

   *   in any jurisdiction in which the
       offer or solicitation is not
       authorized;
                                               48,000,000 SHARES OF COMMON STOCK
   *   in any jurisdiction where the dealer
       or other salesperson is not qualified
       to make the offer or solicitation;

   *   to any person to whom it is unlawful
       to make the offer or solicitation; or             BSI2000, INC.

   *   to any person who is not a United
       States resident or who is outside
       the jurisdiction of the United States.

The delivery of this prospectus or any                 ______________, 2003
accompanying sale does not imply that:

   *   there have been no changes in the
       affairs of BSI2000, Inc.  after the
       date of this prospectus; or

   *   the information contained in this
       prospectus is correct after the date
       of this prospectus.

         -----------------------

Until _________, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of BSI from and against certain claims arising from or related to future acts or omissions as a director or officer of BSI. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of BSI pursuant to the foregoing, or otherwise, BSI has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. BSI will pay all expenses in connection with this offering.

     Securities and Exchange Commission Registration Fee          $     970.80
     Printing and Engraving Expenses                              $   2,500.00
     Accounting Fees and Expenses                                 $  15,000.00
     Legal Fees and Expenses                                      $  50,000.00
     Miscellaneous                                                $  16,529.20

     TOTAL                                                        $  85,000.00

SALES OF UNREGISTERED SECURITIES

     In the four years ended December 31, 2002 and from January 1, 2003 through October 31, 2003, BSI has sold shares of common stock and warrants to purchase shares of common stock in negotiated transactions or private offerings. All of the securities were sold as restricted securities under the 1933 Act. Except as set forth below, no commissions or other compensation was paid to anyone in connection with these sales of securities.

Jan. 1, 2002 -           On October 31, 2003, BSI entered into an Equity Line of
to October 31, 2003      Credit Agreement with Cornell Capital Partners, L.P.
                         Under the Equity Line of Credit agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million.
                         Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange
                         Commission and the registration statement is declared effective and will continue for two years thereafter.
                         The purchase price for the shares will be equal to 99% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital
                         Partners received 1,875,000 shares of common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI paid Newbridge Securities Corporation a one-time placement agent fee of 35,714 shares of common stock.


                         During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $187,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital at $.25 per share.


                         During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share.

                         On September 16, 2003, received the net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners, LP. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI's registration statement on From SB-2 is declared effective by the Securities and Exchange Commission. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note and also issued 500,000 shares of its common stock to Cornell Capital Partners LP. as additional consideration in the transaction.

                         On July 7, 2003, BSI sold $250,000 of convertible debentures to Cornell Capital Partners, L.P. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed.

                         On July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. that was subsequently terminated by mutual agreement of the parties on October 30, 2003.

                         (December 2002-February 2003) 1,072,386 shares at $1.00
                         for $771,282 cash and $301,104 cancellation of debt (total $1,020,886) were issued to eleven accredited and twenty non-accredited investors. The non-accredited investors are sophisticated. These sales were exempt from SEC registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

                         (November 2002) 80,000 shares at $0.625 for $50,000
                         were issued to eight employees as stock bonuses. No consideration was paid for these shares.

                         (July 2002) 800,000 shares at $0.625 were issued to Pursuit Capital, an accredited investor, in consideration of Pursuit's forgiving the $500,000 principal amount of the loan owed to Pursuit by BSI. This transaction was exempt under section 4(2) of the 1933 Act.

                         (June-July 2002) 529,191 shares at $0.625 for
                         $330,744.50 to 14 accredited investors and five nonaccredited investors. The nonaccredited investors are sophisticated. These sales were exempt from SEC registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

                         (July 2002) 300,000 shares to two individuals, Bernie Ciazza and John Sloan (150,000 shares each) for introducing BSI to investors. Mr. Ciazza and Mr. Sloan are non-accredited sophisticated investors. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements. This transaction was exempt from SEC registration because it was made in a private transaction under Rule 506 of Regulation D.

                         (February 2002) warrants to purchase 800,000 shares of common stock exercisable at $0.625 per share, issued to Pursuit Capital LLC, in a negotiated transaction exempt under section 4(2) of the Securities Act of 1933. The warrants were issued in exchange for Pursuit's $500,000 loan to BSI. Pursuit is an accredited investor.

                         (January 2002) 500,000 shares to a business consultant (D. David Breen) as a signing bonus for entering into his consulting agreement with BSI. The consultant is a non-accredited sophisticated investor. All information required to be delivered to non-accredited investors concerning BSI was delivered to this person. These shares were issued under the exemption from SEC registration provided by Section 4(2) of the 1933 Act.

Jan. 1, 2001 -           (January-August 2001) 46,600 shares at $0.625 for
Dec. 31, 2001            $29,125 to two accredited investors and two
                         nonaccredited sophisticated investors. These sales were exempt from SEC registration because they were made in a private offering under Rule 504 of Regulation D.

                         (September 2001) 2,500,000 shares to Jack Harper in payment of $59,643 accrued wages (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") in a negotiated transaction exempt under section 4(2) of the Securities Act of 1933; and 212,045 shares to an employee for $212.50 cash. Mr. Harper is accredited because he was and remains an executive officer and director of BSI. The employee had access to all material information about BSI, and is a sophisticated investor.

Jan. 1, 2000 -           195,369 shares at $0.625 for $122,106 to six accredited
Dec. 31, 2000            and fournonaccredited sophisticated investors. These
                         sales were exempt from SEC registration because they were made in a private offering under Rule 504 of Regulation D.

Jan. 1, 1999 -           583,767 shares at $0.625 for $364,854 to 12 accredited
Dec. 31, 1999            and 16 nonaccredited sophisticated investors. These
                         sales were exempt from SEC registration because they were made in a private offering under Rule 504 of Regulation D.

     With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding BSI so as to make an informed investment decision. More specifically, BSI had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in BSI2000' securities.

EXHIBITS


EXHIBIT NO.    DESCRIPTION                                             LOCATION
-----------    ----------------------------------------------------    --------------------------------------------

2.1            Agreement and Plan of Merger, dated August 7, 2000,     Incorporated by reference to Exhibit 2(1) to
               between Calipso and Knowledge Foundations, Inc.         Form 8-K filed on September 27, 2000 to

2.2            Merger Agreement, dated April 23, 2002, between         Incorporated by reference to Exhibit 99.2 to
               BSI2000, Inc., Knowledge Foundations, Inc. and KFI,     Form 8-K filed on May 9, 2002
               Inc.

2.3            First Amendment to Merger Agreement dated August 8,     Incorporated by reference to Form S-4 filed
               2002, between BSI2000, Inc., KFI, Inc. and Knowledge    on August 13, 2002
               Foundations, Inc.

2.4            Separation and Distribution Agreement by and among      Incorporated by reference to Form S-4 filed
               Knowledge Foundations, Inc., Cyber Knowledge, Inc.      on August 13, 2002
               and CKI Group

2.5            Second Amendment to Merger Agreement dated November     Incorporated by reference to Form S-4/A1
               20, 2002 between BSI2000, Inc., KFI, Inc. and           filed on November 27, 2002
               Knowledge Foundations, Inc.

3.1            Certificate of Incorporation of Knowledge               Incorporated by reference to Form 10-SB filed
               Foundations, Inc. filed on May 31, 1994                 on November 24, 1999

3.2            Certificate of Amendment of Certificate of              Incorporated by reference to Exhibit 3(i)(a)
               Incorporation re: 36:1 forward split                    to Form 8-K filed on September 27, 2000

3.3            Certificate of Amendment of Certificate of              Incorporated by reference to Exhibit 3(i)(b)
               Incorporation re: 35:1 forward split                    to Form 8-K filed on September 27, 2000

3.4            Certificate of Amendment of Certificate of              Incorporated by reference to Exhibit 3(i)(c)
               Incorporation re: increase in authorized shares         to Form 8-K filed on September 27, 2000

3.5            Certificate of Amendment of Certificate of              Incorporated by reference to Exhibit 3.3 to
               incorporation re: name change                           Form 8-K filed on April 8, 2003

3.6            Bylaws of Knowledge Foundations, Inc.                   Incorporated by reference to Form 10-SB filed
                                                                       on November 24, 1999

3.7            Certificate of Merger, dated August 17, 2000, filed     Incorporated by reference to Exhibit 3(i) to
               with the Secretary of State of Delaware                 Form 8-K filed on September 27, 2000

5.1            Legal Opinion of Kirkpatrick & Lockhart LLP re:         Provided herewith
               Legality

10.1           Stock Repurchase Agreement dated September 18, 2002     Incorporated by reference to Exhibit 4(a) to
               between Calipso and Wrights & Bleers and Ocean Way      Form 8-K filed on September 27, 2000
               Investments, Ltd.

10.2           Lock Up Agreement dated September 18, 2000 between      Incorporated by reference to Exhibit 4(b) to
               Calipso and Wright & Bleers and Ocean Way               Form 8-K filed on September 27, 2000
               Investments, Ltd.

EXHIBIT NO.    DESCRIPTION                                             LOCATION
-----------    ----------------------------------------------------    --------------------------------------------

10.3           License and Royalty Agreement dated April 6, 2000       Incorporated by reference to Exhibit 10(1) to
               between Richard L. Ballard and Janet J. Pettitt and     Form 8-K filed on September 27, 2000
               Knowledge Foundations Inc.

10.4           Employment Contract of Michael W. Dochterman dated      Incorporated by reference to Exhibit 10(2) to
               May 1, 2000                                             Form 8-K filed on September 27, 2000

10.5           Employment Contract of Robert A. Dietrich dated May     Incorporated by reference to Exhibit 10(3) to
               1, 2000                                                 Form 8-K filed on September 27, 2000

10.6           Strategic Alliance Agreement dated May 4, 2000          Incorporated by reference to Exhibit 10.4 to
               between BSI2000, Inc. and Drug Intervention Services    Form S-4 filed on August 13, 2002
               of America, Inc.

10.7           Office Lease by and between BSI2000, Inc. and Golden    Provided herewith.
               Hill Partnership, dated as of January 24, 2001.

10.8           Strategic Alliance Agreement dated May 7, 2001          Incorporated by reference to Exhibit10.5 to
               between BSI2000, Inc. and L.C. Sistemia                 Form S-4 filed on August 13, 2002

10.9           Agreement to replace options with common stock dated    Incorporated by reference to Exhibit 10.8  to
               September 11, 2001 between BSI2000, Inc. and Jack       Form S-4 filed on August 13, 2002
               Harper and Bryan Luman

10.10          Certificate of LaserCard Systems Corporation Issued     Provided herewith.
               to BSI2000, Inc. dated April 28, 2002

10.11          Strategic Alliance Agreement between Titan Secure       Incorporated by reference to Exhibit 10.9 to
               Systems and BSI2000, Inc. dated July 25, 2002           Form S-4/A1 filed on November 27, 2002

10.12          Teaming Agreement between Science Applications          Incorporated by reference to Exhibit 10.10 to
               International Corporation and BSI2000, Inc. dated       Form S-4/A1 filed on November 27, 2002
               August 20, 2002

10.13          Solicitation/Contract/Order for Commercial Items        Incorporated by reference to Exhibit 10.11 to
               dated September 2, 2002, issued by U.S. Immigration     Form S-4/A1 filed on November 27, 2002
               and Naturalization Service with BSI2000, Inc. as
               Contractor/Offeror 21

10.14          Form of Lock-Up Agreement between certain               Incorporated by reference to Exhibit 4(c) to
               shareholders of BSI2000, Inc. and Knowledge             Form S-4/A3 filed on January 29, 2003
               Foundations, Inc.

10.15          Securities Purchase Agreement dated July 7, 2003        Provided herewith
               among the Registrant and the Buyers

10.16          Escrow Agreement dated July 7, 2003 among the           Provided herewith
               Registrant, the Buyers, and Law Offices of Eric S.
               Hutner & Associates

10.17          Debenture Agreement Dated July 7, 2003 between the      Provided herewith
               Registrant and Cornell Capital Partners LP


EXHIBIT NO.    DESCRIPTION                                             LOCATION
-----------    ----------------------------------------------------    --------------------------------------------

10.18          Investor Registration Rights Agreement dated July 7,    Provided herewith
               2003 between the Registrant and the Investors

10.19          Equity Line of Credit Agreement dated October 31,       Provided herewith
               2003 between the Registrant and Cornell Capital
               Partners LP

10.20          Registration Rights Agreement dated October 31,         Provided herewith
               2003 between the Registrant and Cornell Capital
               Partners, LP

10.21          Escrow Agreement dated October 31, 2003 among the       Provided herewith
               Registrant, Cornell Capital Partners, LP, Law Offices
               of Eric S. Hutner & Associates

10.22          Placement Agent Agreement dated October 31, 2003        Provided herewith
               among the Registrant, Newbridge Securities
               Corporation and Cornell Capital Partners LP

23.1           Consent of Kirkpatrick & Lockhart LLP                   Incorporated by reference to Exhibit 5.1

23.2           Consent of Ehrhardt Keefe Steiner & Hottman PC          Provided herewith

UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on November 3, 2003.

                                            BSI2000, INC.


November 3, 2003                            By: /s/ Jack Harper
                                                --------------------------------
                                                Jack Harper,
                                                President (Principal Executive
                                                Officer and Principal
                                                Accounting Officer) and Director


     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated

/s/ Jack Harper                              November 3, 2003
----------------------------------           -----------------------------------
Jack Harper, President                       Date
and Director

/s/ Richard Kirk                             November 3, 2003
----------------------------------           -----------------------------------
Richard Kirk, Director                       Date

/s/ Adrian Bernard Ciazza                    November 3, 2003
----------------------------------           -----------------------------------
Adrian Bernard Ciazza, Director              Date

/s/ Fritz Keefner                            November 3, 2003
----------------------------------           -----------------------------------
Fritz Keefner, Director                      Date

/s/ Marshall Kaplan                          November 3, 2003
----------------------------------           -----------------------------------
Marshall Kaplan, Director                    Date

/s/ Vincent Fulginiti                        November 3, 2003
----------------------------------           -----------------------------------
Vincent Fulginiti, Director                  Date